Exhibit 1

Articles of Association

of

China Petroleum & Chemical Corporation

Revised at the First Extraordinary General Meeting

for the Year 2021 on 20 October 2021

CHAPTER 1 GENERAL PROVISIONS

Article 1

These Articles of Association are drawn up in accordance with the “Company Law of the People’s Republic of China” (the “Company Law”), the "Securities Law of the People's Republic of China" ("Securities Law"), “Special regulations of the State Council regarding the issue of shares overseas and the listing of shares overseas by companies limited by share” (the “Special Regulations”), “Mandatory provisions for the Articles of Association of the Company to be Listed Overseas” (“Mandatory Provisions”), “Guidelines for Articles of Association of Listed Companies” ("Guidelines on Articles"), “Standards for the Governance of Listed Companies” and other relevant laws and regulations to maintain the legitimate interests of China Petroleum & Chemical Corporation (the “Company”) and its shareholders and creditors, and to regulate the organization and conducts of the Company.

Article 2	These Articles of Association and its appendices of the Company are effective on the date of incorporation of the Company.

From the date on which the Articles of Association and its appendices come into effect, the Articles of Association and its appendices shall constitute a legally binding document regulating the Company’s organization and activities, and the rights and obligations between the Company and its shareholders and among the shareholders inter se.

Article 3

These Articles of Association and its appendices are binding on the Company, its shareholders, directors, supervisors and senior management personnel; all of whom are entitled, according to these Articles of Association and its appendices, to make claims concerning the affairs of the Company.

A shareholder may take action against the Company and the Company may take action against a shareholder a director, a supervisor, and a senior management personnel pursuant to these Articles of Association and i appendices. A shareholder may also take action against another shareholder or directors, supervisors, and seni management personnel of the Company pursuant to these Articles of Association and its appendices.

The actions referred to in the preceding paragraph include court proceedings and arbitration proceedings.

Unless otherwise defined in the contexts, senior management personnel referred to in the Articles of Associatio and its appendices refers to the president, senior vice-president, chief financial officer, vice president, t secretary to the Board and any other person designated by the Company.

Article 4	The Company is a joint stock limited company established in accordance with the Company Law, the Special Regulations and other relevant laws and administrative regulations of the State.

The Company was established by way of promotion with the approval of the State Economic and Trade Commission of the People’s Republic of China (“PRC”), as evidenced by approval document "Approval in relation to the Agreement to Establish China Petroleum and Chemical Corporation" (Guo Jing Mao Qi Gai [2000] No. [154]). It is registered with and has obtained a business license from China’s State Administration Bureau of Industry and Commerce on 25 February 2000 in the People's Republic of China (The "China", for the purpose of this Articles of Association and its appendices, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The Company’s business license number is: 100000000032985.

The promoter of the Company is: China Petrochemical Corporation.

Article 5	The registered name of the Company:

In Chinese:中国石油化工股份有限公司

Abbreviation:“中國石化”

In English:China Petroleum & Chemical Corporation

Abbreviation:SINOPEC Corp.

Article 6 The address of the Company:22 Chaoyangmen North Street, Chaoyang District, Beijing, China.

Zip:100728

Tel:(86-10) 59969999

Fax:(86-10) 59760111

Website:WWW.SINOPEC.COM.CN

Article 7	The Company’s legal representative is the Chairman of the board of directors of the Company.
Article 8	The Company is a joint stock limited company which has perpetual existence.

The capital of the Company is divided into shares of equal value. The rights and responsibilities of the Company’s shareholders shall only be limited to the proportion of the shares as held by them; the Company shall be responsible for the Company’s debts by all of its assets.

The Company is an independent legal person, subject to the jurisdiction and under the protection of the laws and administrative rules of the PRC.

Article 9

In accordance with the Company Law and the Constitution of the Communist Party of China (the "Party"), the Company hereby set up Party organizations and related working organs, and maintain an adequate level of staffing to handle Party affairs as well as sufficient funding necessary for the activities of the Party organizations. The Party organizations play the role of the leadership core and political core in the Company.

Article 10

The Company may set up wholly-owned or holding branch organizations such as subsidiaries, branches, representative offices and offices according to its business development needs. The wholly-owned or holding subsidiary may be named with China Petroleum & Chemical Corporation’s abbreviation “SINOPEC”. The branches, representative offices and offices are non-legal person branch organizations and shall be named with the full name of China Petroleum & Chemical Corporation.

The Company may set up branch organizations (whether or not wholly-owned) outside the PRC and in the Hong Kong SAR, Macau SAR and Taiwan according to its business development needs and upon the approval of the relevant government body.

Article 11

The Company may invest in other limited liability companies or joint stock limited companies. The Company’s liabilities to an invested company shall be limited to the amount of its capital contribution to the invested company.

The Company may invest in other enterprises. However, unless it is otherwise provided for by any law, it shall not be become a capital contributor that shall bear several and joint liabilities for the debts of the enterprises in which it invests.

CHAPTER 2 THE COMPANY’S OBJECTIVES AND SCOPE OF BUSINESS

Article 12	The operation objectives of the Company are: to develop the enterprise, return to shareholders, contribute to the society, and benefit the employees.
Article 13	The Company’s scope of business shall be consistent with and subject to the scope of business approved by the authority responsible for the registration of the Company.

The Company’s scope of business includes: the production, storage, pipeline transportation, land transportation, water transportation and sale of non-coal mines (oil and natural gas etc.), dangerous chemicals (ethylene, propylene, butadiene and naphtha etc.), heavy oil, rubber and other chemical raw materials and products; oil refining; wholesaling and retailing (for subsidiaries only) of gasoline, kerosene and diesel oil; the production, storage, transportation and sale of natural gas chemicals and coal chemicals; sale of lubricant, fuel oil, solvent naphtha and asphalt; production of chemical fertilizer; operation of LPG station, sale of CNG, LNG, LPG and city gas; operation of electrical vehicle charging station; production, supervision of manufacturing, installation of oil and petrochemical machinery and equipment; manufacturing of equipment, tools, instruments and gauges in petroleum drilling and production; purchase and sale of oil and petrochemical raw and auxiliary materials, equipment and parts; technology and information, research, development, application and consultation of alternative energy products; production and sale of electricity, steam, water and industrial gases; wholesaling of farm, forestry and pasture products; operation of general merchandise convenience stores; wholesaling and retailing of knitted garments and housewares; wholesaling and retailing of cultural and sports 4 goods and equipment; sale of food, beverages and tobacco products; wholesaling and retailing of pharmaceuticals and medical devices; retailing of automobiles, motorcycles and components; repair and maintenance of and technical training for automobiles and motorcycles; wholesaling and retailing of machineries, hardware products, electronic products and household appliances; retailing of furniture and materials for indoor decoration; stalls, no-store sale and other forms of retail business; general merchandise retail; accommodation and catering services; manufacturing of food and food additives; residents´ services; transportation agency services; warehousing; operation of self-owned properties; leasing of natural gas storage facility; leasing of houses, working places, vehicles and equipment; lease of machineries; media, advertising and acting as commission agent; insurance brokerage and agency services; financial trust and management services; E-commerce; self-operation of and acting as agency for the import and export of various commodities and technologies other than those restricted or prohibited by the state from import and export; contractor of overseas mechanical, electronics, petrochemical projects and domestic international bid-inviting projects; export of equipment and materials required for the aforementioned overseas projects; dispatch of labour required for the aforementioned overseas projects; railway transportation; auxiliary operations for coastal engineering, port operations, oil spill emergency response, security protection, vessel pollution cleaning operations; quality inspection technical services in professional technical service industry, environment and ecology monitoring and testing services; edible salt production, wholesale, retail; exploration and development of shale gas, coalbed methane, shale oil, natural gas hydrate and other resources, storage and shipment, pipeline transportation and sale; gas-fired power generation and power supply; installation and maintenance of power facilities, power technology development and services. Hydrogen energy businesses and related services such as production, storage, transportation and sales of hydrogen; manufacturing and sales of equipment for hydrogen production, refuelling and storage. Power businesses and related services such as power supply; motor vehicle charging; operation of new energy power generation facilities such as solar power generation and wind power generation facilities, as well as new energy vehicle charging facilities; battery sales; battery swapping for new energy vehicle.

CHAPTER 3 SHARES AND REGISTERED CAPITAL

Article 14

There must, at all times, be ordinary shares in the Company, which include the “domestic-invested shares” and the “foreign-invested shares”. Subject to the approval of the companies approving department authorized by the State Council, the Company may, according to its requirements, create different classes of shares.

Article 15	The shares issued by the Company shall each have a par value of Renminbi one yuan. “Renminbi” as mentioned above means the legal currency of the PRC.
Article 16

Shares of the Company are in the form of share certificates. Subject to the approval of the securities authority of the State Council, the Company may issue shares to Domestic Investors and Foreign Investors. The issue of shares by the Company shall adhere to the principle of openness and fairness. The shares of the same class shall have the same rights and benefits. The stocks issued at the same time shall be equal in price and shall be subject to the same conditions. The price of each share purchased by any organization or individual shall be the same.

“Foreign Investors” means those investors who subscribe for the Company’s shares and who are located in foreign countries and in the regions of Hong Kong, Macau and Taiwan. “Domestic Investors” means those investors who subscribe for the Company’s shares and who are located within the territory of the PRC (except the areas referred to above).

Article 17

Shares which the Company issues to domestic investors for subscription in Renminbi are called “Domestic-Invested Shares”. Domestic-invested shares listed domestically are called “Domestic-Listed Domestic-Invested shares”, known as "A shares".

Shares which the Company issues to foreign investors for subscription in foreign currencies are called “Foreign-Invested Shares”. Foreign-invested shares which are listed overseas are called “Overseas-Listed Foreign-Invested Shares”.

“Foreign currencies” means the legal currencies of countries or districts outside the PRC which are recognized by the foreign exchange authority of the State and which can be used to pay the share price to the Company.

The shareholders of “A Shares” and the shareholders of “Overseas-Listed Foreign-Invested Shares” shall be shareholders of ordinary shares, possessing the same rights and undertaking the same obligations.

Article 18

Foreign-Invested Shares issued by the Company and which are listed in Hong Kong shall be referred to as “H Shares”. “H Shares” means the shares which have been admitted for listing on The Stock Exchange of Hong Kong Limited (the “Stock Exchange”), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars.

Article 19

The Company’s A shares are held on trust by the Shanghai branch of the China Securities Registration and Clearing Company Limited. The Company’s H shares are mainly held by the Hong Kong Securities Clearing Company Limited.

Article 20

With the approval of the examination and approval department authorized by the State Council, the Company may issue 6,880,000 shares, all of which were issued to China Petrochemical Corporation, the promoter of the Company, representing 100% of the issued ordinary shares of the Company at that time, China Petrochemical Corporation satisfied its investment by valued assets, and such capital injection was duly made upon the establishment of the company.

Article 21

The Company, with the approval of China Securities Regulatory Commission on 24 August 2000, issued to the overseas investors 16,780,488,000 H shares (out of these, 15,102,439,000 shares are new issue shares of the Company and 1,678,049,000 shares are stock shares sold by the promoter, China Petrochemical Corporation) for the first time, and got listed in The Stock Exchange of Hong Kong Limited in October 2000; on 20 June 2001, with the approval of China Securities Regulatory Commission, the Company issued to the domestic investors 2,800,000,000 A shares for the first time and got listed at Shanghai Stock Exchange on 8 August 2001.

The existing structure of the Company’s share capital is as follows: the total number of issued ordinary shares of the Company is 121,071,209,646 shares, among which, 95,557,771,046 shares representing78.93% of the total number of issued ordinary shares of the Company are held by the holders of domestic-listed domestic-invested A shares; and 25,513,438,600 shares representing 21.07% are held by the holder of foreign-listed foreign-invested H shares.

Article 22

The Company’s board of directors may take all necessary action for the respective issuance of the Overseas-Listed Foreign-Invested Shares and A Shares after the proposals for issuance of the same have been approved by the securities authority of the State Council.

The Company may implement its proposal to issue Overseas-Listed Foreign-Invested Shares and A Shares pursuant to the preceding paragraph within fifteen (15) months from the date of approval by the securities regulatory organ of the State Council.

Article 23

Where the total number of shares stated in the proposal for the issuance of shares include Overseas-Listed Foreign-Invested Shares and A Shares, such shares should be fully subscribed for at their respective offerings. If the shares cannot be fully subscribed for all at once due to special circumstances, the shares may, subject to the approval of the securities regulatory organ of the State Council, be issued on separate occasions.

Article 24	The registered capital of the Company is RMB 121,071,209,646.
Article 25	The Company may, based on its operating and development needs, authorize the increase of its capital pursuant to the Company’s Articles of Association and its appendices.

The Company may increase its capital in the following ways:

(1)by offering new shares for subscription by unspecified investors;

(2)by placing new shares to its existing shareholders;

(3)by allotting bonus shares to its existing shareholders;

(4)to increase the share capital with common reserve fund;

(5)by any other means which is permitted by the laws, administrative regulations and authorized by the securities regulatory authorities of the State Council.

After the Company’s increase of share capital by means of the issuance of new shares has been approved in accordance with the provisions of the Articles of Association and its appendices, the issuance thereof should be made in accordance with the procedures set out in the relevant laws and administrative regulations of the State.

Article 26	Unless otherwise stipulated in the relevant laws or administrative regulations, shares in the Company shall be freely transferable and are not subject to any lien.

CHAPTER 4 REDUCTION OF CAPITAL AND REPURCHASE OF SHARES

Article 27

According to the provisions of the Articles of Association and its appendices, the Company may reduce its registered capital. In so doing, it shall act according to the Company Law, other relevant provisions and these Articles of Association and its appendices.

Article 28	The Company must prepare a balance sheet and an inventory of assets when it reduces its registered capital.

The Company shall notify its creditors within ten (10) days of the date of the Company’s resolution for reduction of capital and shall publish an announcement in the newspaper(s) designated by the relevant securities regulatory authority in the jurisdiction where the securities of the Company are listed within thirty (30) days of the date of such resolution. A creditor has the right within thirty (30) days of receipt of the notice from the Company or, in the case of a creditor who does not receive such notice, within forty-five (45) days of the date of the announcement, to require the Company to repay its debts or to provide a corresponding guarantee for such debt.

The Company’s registered capital may not, after the reduction in capital, be less than the minimum amount prescribed by law.

The Company shall, in case of reducing registered capital, handle the alteration registration in the registration organs in accordance with the law.

Article 29

The Company may, in accordance with the procedures set out in the Company’s Articles of Association and its appendices and with the approval of the relevant governing authority of the State, repurchase its outstanding shares under the following circumstances:

(1)cancellation of shares for the purposes of reducing its capital;

(2)merging with another company that holds shares in the Company;

(3)	rewarding the employees of the Company;
(4)	requested by any shareholder to purchase his shares because this shareholder objects to the Company's resolution on merger or division made by the assembly of shareholders;
(5)	other circumstances required by laws, administrative regulations and permitted by the State's competent authorities

Apart from the foregoing, the Company shall not purchase its own shares.

The Company shall repurchase its outstanding shares in accordance with the stipulations of Article 29 to Article 32.

Article 30	The Company may repurchase shares in one of the following ways, with the approval of the relevant governing authority of the State:
(1)	by making an offer for the repurchase of shares to all its shareholders on a pro rata basis;
(2)	by repurchasing shares through public dealing on a stock exchange;
(3)	by repurchasing shares outside of the stock exchange by means of an off-market agreement;
(4)	by any other means which is permitted by the State's competent authorities.
Article 31

The Company must obtain the prior approval of the shareholders in a general meeting in the manner stipulated in the Company’s Articles of Association and its appendices before it can repurchase shares outside the stock exchange by means of an off-market agreement. The Company may, by obtaining the prior approval of the shareholders in a general meeting (in the same manner), rescind or vary any contract which has been so entered into or waive any right thereof.

A contract for the repurchase of shares referred to in the preceding paragraph includes (without limitation) an agreement to become liable to repurchase shares or an agreement to have the right to repurchase shares.

The Company may not assign any contract for the repurchase of its shares or any right contained in such contract.

Article 32

If the Company purchases shares of the Company due to reasons provided in Articles 28 (I) to (III), such purchase shall be decided by shareholders resolutions pursuant to the Articles of Association and its appendices.

Where shares of the Company are purchased in accordance with Item (I) of Article 28, it shall be canceled as of ten days upon its purchase; where shares of the Company are purchased in accordance with Item (II) or (IV), it shall be transferred or canceled within six months upon its purchase.

Shares, purchased in line with Item (III) of Article 28, shall not exceed 5% of the total stock volume of the Company; the capital used for its purchase shall come from the after-tax profit hereof; the purchased stock shall be transferred to the staff of the Company within one year.

In the event of shares cancellation, the Company shall apply to the original companies registration authority for registration of the change in its registered capital.

The aggregate par value of the cancelled shares shall be deducted from the Company’s registered share capital.

Article 33	Unless the Company is in the course of liquidation, it must comply with the following provisions in relation to repurchase of its outstanding shares:

(1) where the Company repurchases shares at par value, payment shall be made out of book surplus distributable profits of the Company or out of proceeds of a new issue of shares made for that purpose;

(2)

where the Company repurchases shares of the Company at a premium to its par value, payment up to the par value may be made out of the book surplus of distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose. Payment of the portion in excess of the par value shall be effected as follows:

1.	if the shares being repurchased were issued at par value, payment shall be made out of the book surplus of distributable profits of the Company;
2.

if the shares being repurchased were issued at a premium to its par value, payment shall be made out of the book surplus of distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose, provided that the amount paid out of the proceeds of the new issue shall not exceed the aggregate amount of premiums received by the Company on the issue of the shares repurchased nor shall it exceed the book value of the Company’s capital common reserve fund account (including the premiums on the new issue) at the time of the repurchase;

(3)the Company shall make the following payments out of the Company’s distributable profits:

1.	payment for the acquisition of the right to repurchase its own shares;
2.	payment for variation of any contract for the repurchase of its shares;

3.payment for the release of its obligation(s) under any contract for the repurchase ofshares;

(4)

after the Company’s registered capital has been reduced by the aggregate par value of the cancelled shares in accordance with the relevant provisions, the amount deducted from the distributable profits of the Company for payment of the par value of shares which have been repurchased shall be transferred to the Company’s capital common reserve fund account.

CHAPTER 5 FINANCIAL ASSISTANCE FOR ACQUISITION OF SHARES

Article 34

The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to a person who is acquiring or is proposing to acquire shares in the Company. This includes any person who directly or indirectly incurs any obligations as a result of the acquisition of shares in the Company.

The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to the Obligor for the purposes of reducing or discharging the obligations assumed by such person.

This Article shall not apply to the circumstances specified in Article 35 of this Chapter.

Article 35	For the purposes of this Chapter, “financial assistance” includes (without limitation) the following:
(1)	gift;
(2)

guarantee (including the assumption of liability by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the Obligor), compensation (other than compensation in respect of the Company’s own default) or release or waiver of any rights;

(3)

provision of loan or the making of any other agreement under which the obligations of the Company are to be fulfilled before the obligations of another party, or the change in parties to, or the assignment of rights under, such loan or contract;

(4)	any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or when its net assets would thereby be reduced to a material extent.

For the purposes of this Chapter, “assumption of obligations” includes the assumption of obligations by way of contract or by way of arrangement (irrespective of whether such contract or arrangement is enforceable or not and irrespective of whether such obligation is to be borne solely by the Obligor or jointly with other persons) or by any other means which results in a change in his financial position.

Article 36	The following acts shall not be deemed to be acts prohibited by Article 33 of this Chapter:
(1)

the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose of which is not for the acquisition of shares in the Company, or the giving of the financial assistance is an incidental part of a master plan of the Company;

(2)	the lawful distribution of the Company’s assets as dividend;
(3)	the distribution of dividends in the form of shares;
(4)

a reduction of registered capital, a repurchase of shares of the Company or a reorganization of the share holding structure of the Company effected in accordance with the Articles of Association and its appendices;

(5)

the provision of loans by the Company within its scope of business and in the ordinary course of its business, where the provision of loans falls within part of the scope of business of the Company (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits);

(6)

contributions made by the Company to the employee share ownership schemes (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits).

CHAPTER 6 SHARE CERTIFICATES AND REGISTER OF SHAREHOLDERS

Article 37	Share certificates of the Company shall be in registered form.

The shares of the Company shall bear the following main items:

(1)	Name of the Company;
(2)	Date of registration and establishment of the Company;
(3)	Type of shares, par value and the number of shares it represents;
(4)	Code of share certificates;
(5)	Other matters as required by the Company Law, Special Regulations and the stock exchange on which the shares of the Company are listed.
Article 38

The shares of the Company may be transferred, donated, inherited and pledged in accordance with the relevant laws, administrative rules, regulations of the competent department(s) as well as these Articles of Association and its appendices.

The transfer of shares shall be registered with the share registration organization appointed by the Company.

Article 39	The Company does not accept the pledging of its shares.
Article 40

Share certificates of the Company shall be signed by the Chairman of the Company’s board of directors. Where the stock exchange(s) on which the Company’s shares are listed require other directors and/or supervisors, and senior management personnel of the Company to sign on the share certificates, the share certificates shall also be signed by such officer(s). The share certificates shall take effect after being sealed or imprinted with the seal of the Company (or the Company chop for securities), or with the seal sign (or the

Company’s specific security seal) in printed form. The share certificate shall only be sealed with the Company’s seal or securities chop under the authorization of the board of directors. The signatures of the Chairman of the board of directors or other officer(s) of the Company may be printed in printed form.

Where the stock of the Company is issued and/or traded without share certificate in printed form, it shall be in accordance with the regulations of the securities regulatory and management institutions of the Company's listing place.

Article 41	The Company shall keep a register of shareholders which shall contain the following particulars:
(1)	the name (title) and address (residence), the occupation or nature of each shareholder;
(2)	the class and quantity of shares held by each shareholder;
(3)	the amount paid-up on or agreed to be paid-up on the shares held by each shareholder;
(4)	the share certificate number(s) of the shares held by each shareholder;
(5)	the date on which each person was registered as a shareholder;
(6)	the date on which any shareholder ceased to be a shareholder.

Unless there is evidence to the contrary, the register of shareholders shall be sufficient evidence of the shareholders’ shareholdings in the Company.

Article 42

The Company may, in accordance with the mutual understanding and agreements made between the securities regulatory organ of the State Council and overseas securities regulatory organizations, maintain the register of shareholders of Overseas-Listed Foreign-Invested Shares overseas and appoint overseas agent(s) to manage such register of shareholders. The original register of shareholders for holders of H Shares shall be maintained in Hong Kong.

A duplicate register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares shall be maintained at the Company’s residence. The appointed overseas agent(s) shall ensure consistency between the original and the duplicate register of shareholders at all times.

If there is any inconsistency between the original and the duplicate register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares, the original register of shareholders shall prevail.

Article 43 The Company shall have a complete register of shareholders which shall comprise the following parts:

(1)	the register of shareholders which is maintained at the Company’s residence (other than those share registers which are described in sub-paragraphs (2) and (3) of this Article);
(2)

the register of shareholders in respect of the holders of Overseas-Listed Foreign-Invested Shares of the Company which is maintained in the same place as the overseas stock exchange on which the shares are listed; and

(3)	the register of shareholders which is maintained in such other place as the board of directors may consider necessary for the purposes of the listing of the Company’s shares.
Article 44

Different parts of the register of shareholders shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the register. Amendments or rectification of the register of shareholders shall be made in accordance with the laws of the place where the register of shareholders is maintained.

All H Shares which have been fully paid-up may be freely transferred in accordance with the Articles of Association and its appendices. However, unless such transfer complies with the following requirements, the board of directors may refuse to recognize any document of transfer and would not need to provide any reason therefor:

(1)

a fee of HK$2.50 per instrument of transfer or such higher amount agreed by the Stock Exchange has been paid to the Company for registration of the instrument of transfer and other documents relating to or which will affect the right of ownership of the shares;

(2)	the document of transfer only relates to Overseas-Listed Foreign-Invested Shares listed in Hong Kong;
(3)	the stamp duty which is chargeable on the document of transfer has already been paid;
(4)	the relevant share certificate(s) and any other evidence which the board of directors may reasonably require to show that the transferor has the right to transfer the shares have been provided;
(5)	if it is intended that the shares be transferred to joint owners, the maximum number of joint owners shall not be more than four (4); and
(6)	the Company does not have any lien on the relevant shares.

All H Shares listed in Hong Kong shall be transferred by an instrument in writing in any usual or common form or any other form which the directors may approve. The instrument of transfer of any share may be executed by hand without seal, or if the assignor or the assignee is the recognized clearing house as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) ("Recognized Clearing house") or its nominee, the share transfer form may be executed by hand or in mechanically-printed form.

Article 45

No change may be made in the register of shareholders as a result of a transfer of shares within thirty (30) days prior to the date of a shareholders’ general meeting or within five (5) days before the determination date for the Company’s distribution of dividends. Amendments or rectification of the A share register of shareholders shall be made in accordance with the domestic laws and regulations.

Article 46

When the Company needs to convene a shareholders’ meeting for the purposes of determination, dividend distribution, for liquidation or for any other purpose which need to determine shareholdings, the convenor of the board of directors or shareholders' general meeting shall determine a record date for the determination of shareholdings. The shareholders of the Company shall be such persons who appear in the register of shareholders at the close of such record date.

Article 47

Any person who disputes the register of shareholders and asks for inclusion of his name in or removal of his name from the register of shareholders may apply to a court of competent jurisdiction for rectification of the register.

Article 48

For any person who is a registered shareholder or who claims to be entitled to have his name (title) entered in the register of shareholders in respect of shares in the Company may, if his share certificate (the “original certificate”) relating to the shares is lost, he may apply to the Company for a replacement share certificate in respect of such shares (the “Relevant Shares”).

Application by a holder of A Shares, who has lost his share certificate, for a replacement share certificate shall be dealt with in accordance with Article 144 of the Company Law.

Application by a holder of Overseas-Listed Foreign-Invested Shares, who has lost his share certificate, for a replacement share certificate may be dealt with in accordance with the law of the place where the original register of shareholders of holders of Overseas-Listed Foreign-Invested Shares is maintained, the rules of the stock exchange or other relevant regulations.

The issue of a replacement share certificate to a holder of H Shares, who has lost his share certificate, shall comply with the following requirements:

(1)

The applicant shall submit an application to the Company in a prescribed form accompanied by a notarial certificate or a statutory declaration, of which the contents shall include the grounds upon which the application is made and the circumstances and evidence of the loss, and the declaration showing that no other person is entitled to have his name entered in the register of shareholders in respect of the Relevant Shares.

(2)

The Company has not received any declaration made by any person other than the applicant declaring that his name shall be entered in the register of shareholders in respect of such shares before it decides to issue a replacement share certificate to the applicant.

(3)

The Company shall, if it intends to issue a replacement share certificate, publish a notice of its intention to do so at least once every thirty (30) days within a period of ninety (90) consecutive days in such newspapers as may be prescribed by the board of directors.

(4)

The Company shall, prior to publication of its intention to issue a replacement share certificate, deliver to the stock exchange on which its shares are listed, a copy of the notice to be published and may publish the notice upon receipt of confirmation from such stock exchange that the notice has been exhibited in the premises of the stock exchange. Such notice shall be exhibited in the premises of the stock exchange for a period of ninety (90) days.

In the case of an application which is made without the consent of the registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published.

(5)

If, by the expiration of the 90-day period referred to in paragraphs (3) and (4) of this Article, the Company has not received any objection from any person in respect of the issuance of the replacement share certificate, it may issue a replacement share certificate to the applicant pursuant to his application.

(6)

Where the Company issues a replacement share certificate pursuant to this Article, it shall forthwith cancel the original share certificate and document the cancellation of the original share certificate and issuance of a replacement share certificate in the register of shareholders accordingly.

(7)

All expenses relating to the cancellation of an original share certificate and the issuance of a replacement share certificate shall be borne by the applicant and the Company is entitled to refuse to take any action until reasonable guarantee is provided by the applicant therefor.

Article 49

Where the Company issues a replacement share certificate pursuant to the Articles of Association and its appendices , as for a bona fide purchaser obtaining new share certificates referred to above or a shareholder registered as a owner of the shares (in case of a bona fide purchaser), his name (title) shall not be removed from the register of shareholders.

Article 50

The Company shall not be liable for any damages sustained by any person by reason of the cancellation of the original share certificate or the issuance of the replacement share certificate unless the claimant is able to prove that the Company has acted in a deceitful manner.

CHAPTER 7 SHAREHOLDERS’ RIGHTS AND OBLIGATIONS

Article 51	A shareholder of the Company is a person who lawfully holds shares in the Company and whose name (title) is entered in the register of shareholders.

A shareholder shall enjoy rights and assume obligations according to the class and amount of shares held by him; shareholders who hold shares of the same class shall enjoy the same rights and assume the same obligations.

For the joint shareholders, if one of the joint shareholders has passed away, the surviving shareholder shall be deemed by the Company to have the ownership of the related shares, but the Board of Directors is entitled to ask for the provision of the suitable death certificate for the purpose of revision of the shareholders’ register. For the joint shareholders, only the first named shareholder in the shareholders’ register has the right to receive the share certificates of the related shares, receive the notice of the Company, attend the shareholders’ general meeting and exercise his voting right; while, any notice delivered to the said shareholder shall be deemed as if the notice has been delivered to all of the joint shareholder of the related shares.

Article 52The shareholders of ordinary shares of the Company shall enjoy the following rights:

(1)the right to receive dividends and other distributions in proportion to their shareholdings;

(2)	the right to require, convene, preside, attend or appoint a proxy to attend shareholders’ general meetings and to performing the relevant voting rights ;

(3) the right to supervise the Company’s business operations, the right to present proposals or to raise queries;

(4)	the right to transfer, donate and pledge shares in accordance with laws, administrative regulations and provisions of the Articles of Association and its appendices ;
(5)

subject to production of the relevant proofs of the type and quantity of shares that they are holding to the Company and verification of their identities of shareholders by the Company, the right to obtain relevant information in accordance with laws, administrative regulations and provisions of these Articles of Association and its appendices , in which information includes:

i.	the right to obtain a copy of the Articles of Association and its appendices , subject to payment of costs;
ii.	the right to inspect and copy, subject to payment of a reasonable fee:

(i)all parts of the register of shareholders;

(ii)	personal particulars of each of the Company’s directors, supervisors, senior management personnel including:

(a)present and former name and alias;

(b)principal address (place of residence);

(c)nationality;

(d)primary and all other part-time occupations and duties;

(e)identification documents and the numbers thereof;

(iii)	report on the state of the Company’s share capital;
(iv)	counterfoil of the Company's debenture;
(v)

reports showing the aggregate par value, quantity, highest and lowest price paid in respect of each class of shares repurchased by the Company since the last accounting year and the aggregate amount paid by the Company for this purpose;

(vi) minutes of shareholders’ general meetings, resolutions of the directors meetings and supervisors meetings, and financial statements;

(6)in the event of the termination or liquidation of the Company, the right to participate in the distribution of remaining assets of the Company in accordance with the number of shares held;

(7)the right to demand the Company to withdraw the shares of the shareholder who raise an objection to the merger and division resolution made in the shareholders' meeting;

(8)

in the event that the resolution of a shareholders’ general meeting or board meeting is against the law or administrative rules and has infringed the legitimate interest of a shareholder, the shareholder shall have the right to commence legal proceedings to stop the illegal or infringing act and to ask the Company to bring a claim for compensation

(9)	other rights conferred by laws, administrative regulations and the Articles of Association and its appendices .

Article 53The shareholders of ordinary shares of the Company shall assume the following obligations:

(1)	to comply with these Articles of Association and its appendices ;
(2)	to pay subscription money according to the number of shares subscribed and the method of subscription;
(3)	not to retire from being a shareholder unless required by law or administrative regulations;
(4)

not to abuse the shareholder's right to infringe the interest of the Company or other shareholders; not to abuse the independent position of the legal person and the limited liability of the shareholder of the Company to impair the interest of the creditor of the Company; where the shareholder's abuse of its power has caused damage to other shareholders, it shall honor its compensation obligations in accordance with the law; where the shareholder's abuse of its independent position and shareholder's limited liability and evasion of its debt have caused serious damage to the creditor's interest, it shall bear joint liability upon the debt of the company.

(5)	other obligations imposed by laws, administrative regulations and the Articles of Association and its appendices

Shareholders are not liable to make any further contribution to the share capital other than according to the terms which were agreed by the subscriber of the relevant shares at the time of subscription.

Article 54

In addition to the obligations imposed by laws and administrative regulations or required by the listing rules of the stock exchange on which the Company’s shares are listed, a controlling shareholder shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of all or part of the shareholders of the Company:

(1)	act honestly in the best interests of the Company in removing a director or supervisor;
(2)

to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the Company’s assets in any way, including (without limitation to) opportunities which are beneficial to the Company;

(3)

to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the individual interest of other shareholders, including (but without limitation to) rights to distributions and voting rights (excluding a restructuring which has been submitted for approval by the shareholders in a general meeting in accordance with the Articles of Association and its appendices).

Article 55	For the purpose of the foregoing Article, a “controlling shareholder” means a person who satisfies any one of the following conditions:
(1)	a person who, acting alone or in concert with others, has the power to elect more than half of the board of directors;
(2)	a person who, acting alone or in concert with others, has the power to exercise 30% or more or has power to control the exercise of 30% or more of the voting rights in the Company;
(3)	a person who, acting alone or in concert with others, holds 30% or more of the issued and outstanding shares of the Company;

(4)	a person who, acting alone or in concert with others, has de facto control of the Company in any other way.
Article 56

The controlling shareholders, the actual shareholding controllers, directors, supervisors and senior management personnel shall not abuse their correlative relationship to cause damage to the Company. Where they cause damage to the Company due to breach of rules, they shall bear their compensation obligations.

The controlling shareholders and the actual shareholding controllers shall act faithfully and assume responsibility to the company and other public shareholders. The controlling shareholders shall fulfil strictly the rights of subscriber and buyer in accordance with the laws, shall not impair lawful rights of the Company and other public shareholders by such means as interest distribution, capital reorganization, foreign investment, occupation of funds, loan guarantee, and shall not utilize its controlling position to cause damage to the interest of the Company and other public shareholders.

An "actual controller" refers to anyone who is not a shareholder but is able to hold actual control of the acts of the Company by means of investment relations, agreements or any other arrangements.

"Connection relationship" refers to the relationship between the controlling shareholders, actual controllers, directors, supervisors, or senior management personnel of the Company and the enterprise directly or indirectly controlled thereby and any other relationship that may lead to the transfer of any interest of the Company. However, the enterprises controlled by the state do not incur a connection relationship simply because their shares are controlled by the state.

CHAPTER 8 SHAREHOLDERS’ GENERAL MEETINGS

Article 57	The shareholders’ general meeting is the organ of authority of the Company and shall exercise its functions and powers in accordance with law.

The Company shall formulate “Rules and Procedures for the Shareholders’ General Meetings” for implementation after being approved by the shareholders in a general meeting. The Rules and Procedures for the Shareholders’ General Meetings shall include the followings:

(1)	functions and powers of the shareholders general meetings;
(2)	authorities given by the shareholders’ general meetings to the board of directors;
(3)

procedures for the convening of a shareholders’ general meeting, which include the putting forward and collection of motions, and notices of meetings and any change thereto, registration of the meeting, convening of, voting and resolutions made in the meeting, adjournments, past-session matters and announcements, etc.;

(4)	other matters deemed necessary by the shareholders’ general meeting.

The Rules and Procedures for the Shareholders’ General Meetings is an integral part of and has the same legal effect as these Articles of Association and its appendices , to be decided by the Board of Directors and approved at the Shareholders General Meetings.

Article 58	The shareholders’ general meeting shall have the following functions and powers:
(1)	to decide on the Company’s operational policies and investment plans;
(2)	to elect and replace directors and to decide on matters relating to the remuneration of directors;
(3)	to elect and replace supervisors assumed by non-representatives of the employees and to decide on matters relating to the remuneration of supervisors;

(4)	to examine and approve the board of directors’ reports;
(5)	to examine and approve the supervisory committee’s reports;
(6)	to examine and approve the Company’s profit distribution plans and loss recovery plans;
(7)	to examine and approve the Company’s proposed annual preliminary and final financial budgets;
(8)	to pass resolutions on the increase or reduction of the Company’s registered capital;
(9)	to pass resolutions on matters such as merger, division, dissolution, liquidation or change of the corporate form of the Company;
(10)	to pass resolutions on the issue of debentures by the Company;
(11)	to pass resolutions on the appointment, dismissal and non-reappointment of the accountants of the Company;
(12)

to amend the Articles of Association and its appendices and its appendices (including the Rules and Procedures for the Shareholders’ General Meetings, Rules and Procedures for the Board of Directors’ Meetings and Rules and Procedures for the Supervisors’ Meetings);

(13)	to consider motions raised by the supervisory committee or shareholders who represent 3% or more of the total number of voting shares of the Company;
(14)	to examine and approve the guarantee particulars prescribed in Article 58;
(15)	to examine such proceedings as the purchased and sold assets in one year by the Company exceed 30% of the audited total assets of the Company of the latest term;
(16)	to examine, approve and alter the proceedings for the usage of the collected fund;
(17)	to examine stock-based incentive plan; and
(18)

to decide on other matters which, according to laws, administrative regulations, regulations of the competent department(s) or the Articles of Association and its appendices , need to be approved by shareholders in general meetings;

Article 59	The below external guarantee acts shall be approved by the shareholders' general meeting.
(1)	any guarantee after the total external guarantee volume of the Company and its controlling subsidiaries r36eaches or exceeds 50% of the latest audited net assets of the latest term;
(2)	any guarantee after the total external guarantee volume of the Company reaches or exceeds 30% of the latest audited net assets of the latest term;
(3)	the guarantee provided to the guarantee objective whose asset liability ratio exceeds 70%;
(4)	the single guarantee volume exceeds 5% of the latest audited net assets;
(5)	the guarantee provided to shareholders, the actual controller and connected persons;
(6)	any other external guarantee regulated by laws, administrative regulations, rules of competent authorities and regulatory rules of the listing place.
Article 60

Matters which shall be determined by the shareholders in a general meeting according to the laws, administrative regulations, regulations of the competent departments or the Articles of Association and its appendices must be discussed by the shareholders in a general meeting in order to protect the shareholders’ right of decision on those matters. Where necessary and reasonable, the board of directors, directors or its secretary may be appointed in a shareholders’ general meeting to determine (if so authorized in the general meeting) specific matters which are related to the matters to be resolved and are not possible or not necessary to be determined in that general meeting. Please see the Rules and Procedures for the Shareholders’ General Meetings for the form of authorization by shareholders to the board of directors in a shareholders’ general meeting to determine major matters of the Company.

If the shareholders authorize the board of directors, directors or its secretary in a general meeting to determine matters which shall be determined by ordinary resolutions, the matter should be resolved by more than one-half of the attending shareholders (including their proxy) who have voting rights; if the authorization relates to matters which shall be determined by special resolutions, the matter should be resolved by more than two-thirds of the attending shareholders (including their proxy) who have voting rights. The authorization should be clear and specific.

Article 61

Unless prior approval of shareholders in the form of a special resolution is obtained in a general meeting, the Company shall not enter into any contract with any person other than the directors, supervisors, senior management personnel pursuant to which such person shall be responsible for the management and administration of the whole or any substantial part of the Company’s business.

Article 62

Shareholders’ general meetings are divided into annual general meetings (“AGM”) and extraordinary general meetings (“EGM”). Unless otherwise provided in the Articles of Association and its appendices and the Rules and Procedures for the Shareholders’ General Meetings, shareholders’ general meetings shall be convened by the board of directors.

Article 63	AGMs are held once every year and within six (6) months from the end of the preceding accounting year. At least the following matters should be resolved in an AGM:
(1)	examination of the board of directors’ annual report;
(2)	examination of the supervisory committee’s annual report;
(3)	examination of the Company’s profit distribution proposal;
(4)	examination of the Company’s audited final budgets for the preceding year;
(5)	engagement, removal or non-renewal of the appointment of the accounting firm by the Company and determination of the remuneration of the accounting firm so engaged.

Matters to be considered in an AGM including but without limitation to the above matters, and any matter that could be considered in a general meeting may be considered in an AGM.

Article 64	The board of directors shall convene an EGM within two (2) months after the occurrence of any one of the following events:
(1)	where the number of directors is less than the number stipulated in the Company Law or two-thirds of the number specified in the Articles of Association and its appendices ;
(2)	where the unrecovered losses of the Company amount to one-third of the total amount of its actually received share capital;
(3)	where shareholder(s) who individually or jointly hold 10% or more of the Company’s issued and outstanding voting shares request(s) in writing for the convening of an EGM;
(4)	whenever the board of directors deems necessary or the supervisory committee so requests;
(5)	other circumstances provided by laws, administrative regulations, regulations from competent authorities and the Articles of Association and its appendices

The shareholdings referred to in item (3) above shall be calculated on the basis of number of shares held as at the date of written request of the shareholders.

Article 65

The place for convention of the shareholders' general meeting shall be: city where the Company's registered address is or any other place designated by the board of directors. The shareholders' general meeting shall prepare the meeting place and be convened in the form of on-site meeting. The Company could also provide Internet or other means for the convenient attendance of the shareholders, and clearly state the voting time, procedures and the means to identify the shareholders in the notice of the shareholders' general meeting if the Internet or other means is adopted as voting method. Such shareholders as attend the meeting by the aforesaid means shall be deemed presence.

Article 66

Any request for the board of directors to hold an AGM or class meeting made by the supervisory committee or shareholders who individually or jointly hold 10% of the Company’s voting shares entitling them to vote in that proposed meeting shall be dealt with according to the provisions of the Rules and Procedures for the Shareholders’ General Meetings.

If a meeting is lawfully convened by the shareholders themselves where the board of directors has not given the required consent under the Rules and Procedures for the Shareholders’ General Meetings to the same, the reasonable expenses thus incurred shall be borne by the Company and paid out of the money payable by the Company to the negligent director(s).

Article 67

When the Company convenes a shareholders’ general meeting, a notice of the meeting shall be given forty-five (45) days (including the date of the meeting) before the date of the meeting. The contents, form and issuing procedures of the notice shall comply with the requirements of the Rules and Procedures for the Shareholders’ General Meetings.

Article 68

All shareholders or their agent registered on the stock registration date have the right to attend the shareholders' general meeting and make resolution in accordance with the relevant laws, rules and the Articles of Association and its appendices. Any shareholder who is entitled to attend and vote at a general meeting may attend the shareholders' general meeting of their own, or appoint one (1) or more persons (whether such person is a shareholder or not) as his proxy or proxies to attend and vote on his behalf, and a proxy so appointed shall be entitled to exercise the following rights pursuant to the authorization from that shareholder:

(1)	the shareholders’ right to speak at the meeting;
(2)	the right to demand or join in demanding a poll;
(3)	the right to vote by hand or on a poll, but a proxy of a shareholder who has appointed more than one (1) proxy may only vote on a poll.

If the said shareholder is a Recognized Clearing House), the shareholder may authorize one or more suitable person to act as its representative at any shareholders’ general meeting or any kinds of shareholders’ general meeting; however, if more than one person are authorized, the power of attorney shall clearly indicate the number and types of the stocks involved by way of the said authorization. The persons after such authorization may represent the recognized clearing house (or its “proxy”) to exercise the rights, as if they were the individual shareholders of the Company.

Article 69

The instrument appointing a proxy to attend the general meeting shall be in writing clearly indicating the number of shares of the appointor represented by the proxy and shall be under the hand of the appointor or his attorney duly authorized in writing, or if the appointor is a legal person, either under seal or under the hand of a director or a duly authorized attorney. If several proxies are appointed, such written instrument shall clearly indicate the number of shares of the appointor represented by each proxy. The remaining contents and form of the instrument shall comply with the requirements of the Rules and Procedures for the Shareholders’ General Meetings.

Article 70

Any form given to a shareholder by the directors for use by such shareholder for the appointment of a proxy to attend and vote at meetings of the Company shall be such as to enable the shareholder to freely instruct the proxy to vote in favour of or against the motions, such instructions being given in respect of each individual matter to be voted on at the meeting. Such a form shall contain a statement that, in the absence of specific instructions from the shareholder, the proxy may vote as he thinks fit.

Article 71

A vote made in accordance with the terms of a proxy shall be valid notwithstanding the death or loss of capacity of the appointor or revocation of the proxy or the authority under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given, provided that the Company did not receive any written notice in respect of such matters before the commencement of the relevant meeting.

Article 72

The Company’s board of directors, independent directors and shareholders who meet the relevant requirements may collect from other shareholders of the Company the rights to vote in a shareholders’ general meeting. The collection of voting rights shall be without consideration with sufficient disclosure of information to the shareholders from whom voting rights are being collected. The Company does not set a minimum shareholding limit on the collection of voting rights.

Article 73

Where the shareholders' general meeting is deliberation the connected transactions, the shareholders who are connected persons shall not participate in the vote, and the number of its represented stock shall not be calculated in the total number of valid votes; the announcement of the shareholders' general meeting shall fully reveal the vote of the shareholders who are not connected persons.

If any shareholder are required to abstain from voting or may only vote for or against a matter according to the Rules Governing the Listing of Securities of the Hong Kong Stock Exchange Limited, any vote by such shareholder or his proxy in violation of the relevant rules or restrictions referred to above shall not be counted in the voting results.

Article 74

A shareholder (including a proxy), when voting at a shareholders’ general meeting, may exercise such voting rights as are attached to the number of voting shares which he represents except when the accumulated voting system under Article 102 hereof regarding election of directors is adopted in which case one (1) vote is attached to each share. Please refer to the Rules and Procedures for the Shareholders’ General Meetings for the implementation of the accumulated voting system.

Shares of the Company held by the Company shall not enjoy voting rights and shall not be calculated in the total number of shares with voting rights held by the present shareholders.

Article 75

At any shareholders’ general meeting, a resolution shall be decided on a show of hands unless a poll is demanded or otherwise required by the listing rules of the stock exchanges on which the Company’s shares are listed:

(1)	by the chairman of the meeting;
(2)	by at least two (2) shareholders present in person or by proxy entitled to vote thereat;
(3)

by one (1) or more shareholders present in person or by proxy and representing 10 % or more of all shares carrying the right to vote at the meeting singly or in aggregate, before or after a vote is carried out by a show of hands.

Unless a poll is demanded, a declaration by the chairman that a resolution has been passed on a show of hands and the record of such in the minutes of the meeting shall be conclusive evidence of the fact that such resolution has been passed. There is no need to provide evidence of the number or proportion of votes in favour of or against such resolution.

The demand for a poll may be withdrawn by the person who demands the same.

Article 76

A poll demanded on the election of the chairman of the meeting, or on a question of adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

Article 77	On a poll taken at a meeting, a shareholder (including a proxy) entitled to two (2) or more votes need not cast all his votes in the same way.

Article 78

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall have a casting vote.

Article 79	Resolutions of shareholders’ general meetings shall be divided into ordinary resolutions and special resolutions.

An ordinary resolution must be passed by votes representing more than one-half of the voting rights represented by the shareholders (including their proxy) present at the meeting.

A special resolution must be passed by votes representing more than two-thirds of the voting rights represented by the shareholders (including their proxy) present at the meeting.

The shareholders (including their proxy) attending the meeting shall clearly show approval or objection to every matter to be voted on. As for the unpolled vote or abstention, the Company will not treat it as the vote with voting right when calculating the voting result of this matter.

Article 80	The following matters shall be resolved by an ordinary resolution at a shareholders’ general meeting:
(1)	work reports of the board of directors and the supervisory committee;
(2)	profit distribution plans and loss recovery plans formulated by the board of directors;
(3)	appointment and removal of members of the board of directors and supervisors assumed by non-representatives of the employees, their remuneration and manner of payment
(4)	annual preliminary and final budgets, balance sheets and profit and loss accounts and other financial statements of the Company;
(5)	matters other than those which are required by the laws and administrative regulations or by the Articles of Association and its appendices to be adopted by special resolution.
Article 81	The following matters shall be resolved by a special resolution at a shareholders’ general meeting:
(1)	the increase or reduction in share capital and the issue of shares of any class, warrants and other similar securities;
(2)	the issue of debentures of the Company;
(3)	the division, merger, dissolution, change of corporate form and liquidation of the Company;
(4)	amendment of the Articles of Association and its appendices and its appendices;
(5)	where the purchase or sale of assets or amount of guarantee exceeds 30% of the latest audited total assets;
(6)	stock incentive plan;
(7)

any other matters required by laws, administrative regulations or the Articles of Association and its appendices , and those considered by the shareholders in general meeting, and resolved by way of an ordinary resolution, to be of a nature which may have a material impact on the Company and should be adopted by special resolutions.

Article 82

The chairman of the meeting shall be responsible for determining whether a resolution has been passed. His decision, which shall be final and conclusive, shall be announced at the meeting and recorded in the minutes.

Article 83

If the chairman of the meeting has any doubt as to the result of a resolution which has been put to vote at a shareholders’ meeting, he may have the votes counted. If the chairman of the meeting has not counted the votes, any shareholder who is present in person or by proxy and who objects to the result announced by the chairman of the meeting may, immediately after the declaration of the result, demand that the votes be counted and the chairman of the meeting shall have the votes counted immediately.

Article 84	If votes are counted at a shareholders’ general meeting, the result of the count shall be recorded in the minutes.
Article 85

The convenor should be responsible for the authenticity, accuracy and completeness of the minutes of meetings. The present directors, supervisors, secretary of the board of directors, the convener or its agent, and the presider shall sign their names in the minutes of the meeting. The contents and form of the records of meeting shall comply with the requirements of the Rules and Procedures for the Shareholders’ General Meetings.

The minutes of the shareholders' general meetings, together with the shareholders’ attendance lists and proxy forms, other valid information in relation to the voting by way of Internet or other means shall be treated as a Company file and kept by the secretary of the board of directors at the Company’s place of residence for at least 10 years.

Article 86

Copies of the minutes of proceedings of any shareholders’ meeting shall, during business hours of the Company, be open for inspection by any shareholder without charge. If a shareholder requests for a copy of such minutes from the Company, the Company shall send a copy of such minutes to him within seven (7) days after receipt of reasonable fees therefor.

Article 87

Where the shareholders' general meeting passes the resolutions including bonus in cash, bonus in shares or converted and increased capital stock of cumulative fund, the Company shall give effect to the detailed plan within two years after the conclusion of the shareholders' general meeting. In respect of the aforesaid profit distribution plan, the board of directors of the Company shall complete the issue and distribution of dividend (or shares) within two months as of the convention of the shareholders' general meeting.

CHAPTER 9 SPECIAL PROCEDURES FOR VOTING BY A CLASS OF

SHAREHOLDERS

Article 88 Those shareholders who hold different classes of shares are class shareholders.

Class shareholders shall enjoy rights and assume obligations in accordance with laws, administrative regulations and the Articles of Association and its appendices.

Article 89

Rights conferred on any class of shareholders (“class rights”) may not be varied or abrogated save with the approval of a special resolution of shareholders in a general meeting and by holders of shares of that class at a separate meeting conducted in accordance with Articles 90 to 94 hereof.

Article 90	The following circumstances shall be deemed to be variation or abrogation of the rights attaching to a particular class of shares:
(1)

to increase or decrease the number of shares of that class, or to increase or decrease the number of shares of a class having voting or equity rights or privileges distribution or superior to those of shares of that class;

(2)	to exchange all or part of the shares of that class for shares of another class or to exchange or to create a right to exchange all or part of the shares of another class for shares of that class;
(3)	to remove or reduce rights to accrued dividends or rights to cumulative dividends attached to shares of that class;
(4)	to reduce or remove preferential rights attached to shares of that class to receive dividends or to the distribution of assets in the event that the Company is liquidated;
(5)	to add, remove or reduce conversion privileges, options, voting rights, transfer or pre-emptive rights, or rights to acquire securities of the Company attached to shares of that class;

(6)	to remove or reduce rights to receive payment payable by the Company in specific currencies attached to shares of that class;
(7)	to create a new class of shares having voting or distribution rights or privileges equal or superior to those of the shares of that class;
(8)	to restrict the transfer or ownership of shares of that class or to increase the types of restrictions attaching thereto;
(9)	to issue rights to subscribe for, or to convert the existing shares into, shares in the Company of that class or another class;
(10)	to increase the rights or privileges of shares of another class;
(11)	to restructure the Company in such a way so as to result in the disproportionate distribution of obligations between the various classes of shareholders;
(12)	to vary or abrogate the provisions of this Chapter.
Article 91

Affected class shareholders, whether or not otherwise having the right to vote at shareholders’ general meetings, have the right to vote at class meetings in respect of matters concerning sub-paragraphs (2) to (8), (11) and (12) of Article 89 hereof, but interested shareholder(s) shall not be entitled to vote at such class meetings.

“(An) interested shareholder(s)”, as such term is used in the preceding paragraph, means:

(1)

in the case of a repurchase of shares by way of a general offer to all shareholders of the Company or by way of public dealing on a stock exchange pursuant to Article 29 hereof, an interested shareholder is a “controlling shareholder” within the meaning of Article 54 hereof;

(2)	in the case of a repurchase of shares by an off-market agreement pursuant to Article 29 hereof, a holder of the shares to which the proposed agreement relates;
(3)

in the case of a restructuring of the Company, a shareholder who assumes a relatively lower proportion of obligation than the obligations imposed on shareholders of that class under the proposed restructuring or who has an interest in the proposed restructuring different from the general interests of the shareholders of that class.

Article 92

Resolutions of a class of shareholders shall be passed by votes representing more than two-thirds of the voting rights of shareholders of that class represented at the relevant meeting who, according to Article 90, are entitled to vote thereat.

Article 93

A written notice of a class meeting shall be given to all shareholders who are registered as holders of that class in the register of shareholders forty-five (45) days before the date of the class meeting (not including the date of meeting). Such notice shall give such shareholders notice of the matters to be considered at such meeting, the date and the place of the class meeting. A shareholder who intends to attend the class meeting shall deliver his written reply in respect thereof to the Company twenty (20) days before the date of the class meeting.

If the shareholders who intend to attend such class meeting represent more than half of the total number of shares of that class which have the right to vote at such meeting, the Company may hold the class meeting; if not, the Company shall within five (5) days give the shareholders further notice of the matters to be considered, the date and the place of the class meeting by way of public announcement. The Company may then hold the class meeting after such public announcement has been made.

Article 94	Notice of class meetings need only be served on shareholders entitled to vote thereat.

Class meetings shall be conducted in a manner which is as similar as possible to that of shareholders’ general meetings. The provisions of the Articles of Association and its appendices relating to the manner for the conduct of shareholders’ general meetings are also applicable to class meetings.

Article 95	Apart from the holders of other classes of shares, the holders of the A Shares and holders of Overseas-Listed Foreign-Invested Shares shall be deemed to be holders of different classes of shares.

The special procedures for approval by a class of shareholders shall not apply in the following circumstances:

(1)

where the Company issues, upon the approval by special resolution of its shareholders in a general meeting, either separately or concurrently once every twelve (12) months, not more than 20% of each of its existing issued A Shares and Overseas-Listed Foreign-Invested Shares; or

(2)

where the Company’s plan to issue A Shares and Overseas-Listed Foreign-Invested Shares at the time of its establishment is carried out within fifteen (15) months from the date of approval of the securities regulatory organ of the State Council.

CHAPTER 10 BOARD OF DIRECTORS

Article 96The Company shall have a board of directors which is accountable to shareholders.

The Company shall set forth Rules and Procedures for the Board of Directors’ Meetings for implementation after being approved by the shareholders in a general meeting. The Rules and Procedures for the Board of Directors’ Meetings shall include the following items:

(1)functions and powers and authorizations of the board of directors;

(2)establishment of the board of directors and its subordinated offices;

(3)secretary of the board of directors;

(4)discussion system of a board meeting;

(5)discussion procedures of a board meeting;

(6)disclosure of information of a board meeting;

(7)implementation and feedback of resolutions of a board meeting;

(8)other matters deemed necessary by the shareholders’ general meeting.

The Rules and Procedures for the Board of Directors’ Meetings is an integral part of and shall have the same legal effect as these Articles of Association and its appendices.

Article 97	The board of directors shall consist of eleven (11) to fifteen (15) directors and there shall be one (1) Chairman and 1to 2 Vice-chairman.

Directors can also act as senior management personnel, however, the number of directors who also act as senior management personnel shall not exceed on half of the total number of directors.

Article 98	Directors of the Company shall be natural persons and they are not required to hold any shares in the Company.

Directors shall be elected at the shareholders’ general meeting and each Board has a term of three (3) years. The term of office of a director shall be calculated from the date of their assumption of office until the expiry of the term of the present session of the board of directors. At the expiry of the term of office of a director, the term is renewable upon re-election. The term of office of any independent director may not be renewed for more than 6 years.

Newly appointed directors, supervisors should assume their office immediately after the close of the relevant general meeting, or on the date specified in the resolution of the general meetings.

Where the directors fail in timely re-election, the original directors shall, prior to the assumption of the reelected directors, performs its director duties in accordance with laws, administrative rules, regulations and the provisions of the Articles of Association and its appendices .

Article 99

The list of candidates for directors shall be submitted to the shareholders’ general meeting in the form of motion for approval. The Board of Directors should inform the shareholders of the resume and basic profiles of the director candidates by way of announcement.

Candidates other than those for independent directors shall be nominated by the board of directors, the supervisory committee or shareholders who individually or jointly hold 3% or more of the Company’s voting shares and be elected by the shareholders in a general meeting.

Candidates for independent directors of the Company shall be nominated by the Company’s board of directors, the supervisory committee or shareholders who individually or jointly hold 1% or more of the Company’s voting shares and be elected by the shareholders in a general meeting.

Article 100	Independent directors shall be elected in the following manner:
(1)

the nominator of a candidate for independent director shall seek the consent of the nominee, find out the occupation, academic qualification, rank and detailed working experience including all part-time jobs of the nominee and provide written proofs of the same to the Company before making the nomination. The candidate shall give a written undertaking to the Company agreeing to be nominated, undertaking the truthfulness and completeness of his particulars disclosed and guaranteeing the performance of a director’s duties after being elected.

(2)

the nominator of an independent director shall give opinion on the qualification and independence of the nominee to act as an independent director. The nominee shall make an open announcement as to the absence of any relation between the Company and him which would affect his independent and objective judgment.

(3)

if the nomination of candidates for independent directors is made before the Company’s convening of a board meeting, the written proofs of the nominee referred to in sub-paragraphs (1) and (2) above shall be disclosed together with the board resolution or the notice of shareholders' general meeting.

(4)

if the shareholders who individually or jointly hold 3% or more of the Company’s total voting shares nominates in a general meeting of the Company according to law the independent directors' candidates, a written notice stating their intention to nominate a candidate for directors and the nominee’s consent to be nominated together with the written proofs and undertaking of the nominee referred to in sub-paragraphs (1) and (2) above shall be delivered to the Company not less than ten (10) days before the general meeting, and the period granted by the Company for lodging the above notice and documents by the relevant nominator (such period shall commence from the date after the issue of the notice of the general meeting) shall not be less than ten (10) days

(5)

when issuing notice of shareholders' general meeting where independent directors are to be elected, the Company shall submit the relevant information of all nominees to the domestic stock exchange on which the Company’s shares are listed. The written opinions of the board of directors shall also be submitted in case the Company’s board has any dispute as to the particulars of the nominee. If the stock exchange on which the Company’s shares are listed opposes to the nomination of any nominee, this nominee may not be included as a candidate for independent directors. In convening a general meeting to elect independent directors, the Company’s board shall specify if the stock exchange on which the Company’s shares are listed has any dispute as to the candidates for independent directors.

Article 101	Non-independent directors shall be elected in the following manner:

(1)

the nominator of a candidate for non-independent director shall seek the consent of the nominee, find out the occupation, academic qualification, rank and detailed working experience including all part-time jobs of the nominee and provide written proofs of the same to the Company before making the nomination. The candidate shall give a written undertaking to the Company agreeing to be nominated, undertaking the truthfulness and completeness of his particulars disclosed and guaranteeing the performance of a director’s duties after being elected.

(2)

if the nomination of candidates for non-independent directors is made before the Company’s convening of a board meeting, the written proofs of the nominee referred to in sub-paragraph (1) above shall be disclosed together with the board resolution or the notice of the shareholders' general meeting.

(3)

if the shareholders who individually or jointly hold 3% or more of the Company’s voting shares or nominates in a general meeting of the Company according to law the independent directors' candidates, a written notice stating their intention to nominate a candidate for directors and the nominee’s consent to be nominated together with the written proofs and undertaking of the nominee referred to in sub-paragraph (1) above shall be delivered to the Company not less than ten (10) days before the general meeting, and the period granted by the Company for lodging the above notice and documents by the relevant nominator (such period shall commence from the date after the issue of the notice of the general meeting) shall not be less than ten (10) days”.

Article 102	The following basic requirements shall be met in order to be an independent director:
(1)	qualified to be a director of a listed company under the laws, administrative regulations and other relevant provisions;
(2)	has basic knowledge of the operation of a listed company, familiar with the relevant laws, administrative rules, regulations and rules from competent authorities;
(3)	has 5 years or more of legal or financial experience or other experience in performing the duties of an independent director;
(4)	independence and other requirements stipulated by laws, administrative rules, regulations of the competent authorities and the Articles of Association and its appendices .
Article 103

AWhen voting on the election of directors and supervisors in a shareholders’ general meeting, cumulative voting system in accordance with the relevant laws and regulations in effect shall be adopted. In the event of inconsistency between the laws and regulations and the Articles of Association and its appendices, the Board of the Directors may decide to adopt an appropriate cumulative voting system subject to laws and decrees. Please refer to the Rules and Procedures for the Shareholders’ General Meetings for details of implementation of the accumulative voting system.

Article 104

Provided that the relevant laws and administrative rules are observed, a director whose term of office has not yet been expired may be removed in a general meeting by way of ordinary resolution (but the right to lodge a claim under a contract is not affected).

If a director has failed to attend a board meeting personally nor appoint a proxy to attend on his behalf on two consecutive occasions, it shall be treated as a failure to discharge his duties. The board of directors shall propose in a shareholders’ general meeting to remove and replace this director.

If an independent director has failed to attend a board meeting personally on three consecutive occasions, the board of directors shall propose in a shareholders’ general meeting to remove and replace this director. Unless in the above circumstances and in circumstances as provided in the Company Law where a person is prohibited from acting as a director, no independent director may be removed before his term of office expires. In case of early removal, the Company shall disclose it by way of special disclosure. If the removed independent director considers that he is removed by the Company improperly, he may make an open declaration.

Article 105	A director may resign before his term of office expires. In resigning his duties, a director shall tender a resignation to the board in writing and the board of directors shall disclose the relevant information within two days.

Article 106

If the resignation of a director causes the board members of the Company to fall below the minimum number of members to form a quorum, prior to the assumption of the re-elected directors, the former directors shall perform their directorship pursuant to laws, administrative rules, regulations and the Articles of Association and its appendices .

If the resignation of an independent director causes the proportion of independent directors in the board of the Company to fall below the minimum requirements of the relevant regulatory authorities, the resignation of this independent director shall be effective only after the succeeding independent director has filled his vacancy.

Notwithstanding the foregoing, the resignation of the directors shall take effect upon receipt of the resignation notification by the Board of Directors.

Article 107	The board of directors shall exercise the following functions and powers:
(1)	to be responsible for the convening of the shareholders’ general meeting and to report on its work to the shareholders in general meetings;
(2)	to implement the resolutions passed by the shareholders in general meetings;
(3)	to determine the Company’s business plans and investment proposals;
(4)	to formulate the Company’s annual preliminary and final financial budgets;
(5)	to formulate the Company’s profit distribution proposal and loss recovery proposal;
(6)

to formulate proposals for the credit and financial policies of the Company, the increase or reduction of the Company’s registered capital and for the issue of any kind of securities of the Company’s (including but without limitation to the Company’s debentures) and proposals for listing and repurchase of the Company’s shares;

(7)	to set forth plans for significant acquisition or disposal proposals, the merger, division, change of corporate form or dissolution of the Company;
(8)	to determine the risks investments of the Company in relation to, external investment, purchase or sale of assets, pledge, entrusting financing, connected transaction;
(9)	to examine external guarantees of the Company in accordance with laws and the provisions of the Articles of Association and its appendices ;
(10)	to decide on the Company’s internal management structure;
(11)

to appoint or remove the Company’s president and to appoint or remove senior vice-president, the vice-president and Chief Financial Officer of the Company according to the recommendations of the president; to appoint or remove the secretary of the board of directors and to decide on their remuneration;

(12)

to appoint or replace the members of the board of directors and the supervisory committee of its wholly-owned subsidiary, appoint, replace or recommend the shareholders’ proxies, directors (candidates) and supervisors (candidates) of its subsidiary(ies) which are controlled or invested by the Company.

(13)	to determine the establishment of Company’s branch offices;
(14)	to formulate proposals for any amendment of the Articles of Association and its appendices and its appendices;

(15)	to set forth the Company’s basic management system;
(16)	to manage the disclosure of information of the Company;
(17)	to propose in a shareholders’ general meeting to engage or replace the accounting firm which undertakes auditing work of the Company;
(18)	to listen to the president’s work report and check the president’s work;
(19)

to determine important matters and administrative matters of the Company other than those which should be determined by resolution of a shareholders’ general meeting of the Company except for the matters as specified by law, administrative rules, regulations of the competent department(s) and these Articles of Association and its appendices , and to sign other important agreements;

(20)

to exercise any other powers stipulated by laws, administrative rules, regulations of the competent department(s) or the Articles of Association and its appendices and conferred by the shareholders in a general meeting.

Other than the board of directors’ resolutions in respect of the matters specified in sub-paragraphs (6), (7) and (14) of this Article which shall be passed by the affirmative vote of more than two-thirds of all the directors, the board of directors’ resolutions in respect of all other matters may be passed by the affirmative vote of over half of the directors ((9) should be approved by more than two-thirds of the directors attending the meeting.)

Article 108

The above functions and powers of board meetings may be authorized to one or more directors upon the agreement of all directors, but matters concerning material interests of the Company shall be determined by the board collectively. The authorization of the board shall be clear and specific.

Article 109

An independent director shall have the following special functions and powers in addition to those conferred by the Company Law, other relevant laws, administrative rules and the Articles of Association and its appendices :

(1)

material connected transactions (determined according to the standards issued from time to time by the relevant regulatory authorities in the place where the Company’s shares are listed) which should be approved by the board of directors or the shareholders’ general meeting according to law shall, upon the recognition of independent directors, be submitted to the board of directors for discussion. Any resolution made by the board of directors regarding the Company’s connected transactions must only be effective after it has been signed by the independent directors. The independent directors may, before making a judgment, engage an intermediary to issue an independent financial report for them to rely upon in making the judgment;

(2)	to propose to the board of directors to engage or remove an accounting firm;
(3)	two or more than one-half of the independent directors may propose to the board of directors to convene an EGM;
(4)	to propose the calling of a board meeting;
(5)	to engage an external auditing or advisory organ independently;
(6)	to collect voting rights from shareholders prior to the convening of a shareholders’ general meeting;
(7)	to report directly to the shareholders’ general meetings, securities regulatory organ under the State Council and other relevant departments.

The independent directors shall seek the consent of more than half of the independent directors in exercising their functions and powers other than sub-paragraphs (1) and (3) above.

If the above proposal is not accepted or the above functions and powers are not exercised properly, the Company shall disclose the same.

Article 110

When making decisions on significant matters such as direction of reform and development, key objectives, and priority operational arrangements of the Company, the board of directors should seek advice from the Party organization. When the board of directors appoints the management personnel of the Company, the Party organization shall consider and provide comments on the candidates for management positions nominated by the board of directors or the president, or recommend candidates to the board of directors and/or the president.

Article 111

In respect of approval authority of the board of directors in relation to external investment, purchase or sale of assets, pledge, external guarantee, entrusting financing, connected transaction, the Rules and Procedures for the Board of Directors’ Meetings shall provide with clear rules, the board of directors shall lay down strict procedures to inspect and decide on risks investments in respect of the aforesaid matters. For major investment projects in excess of the approval limit of the board of directors, it shall organize the relevant experts and professional officers to conduct assessment for approval of the shareholders in a general meeting.

Article 112

The Chairman and the Vice-Chairman shall be directors of the Company and be appointed and removed by affirmative vote of a simple majority of all directors. The term of office of the Chairman or the Vice-Chairman shall be three (3) years which term is renewable upon re-election.

Article 113	The Chairman of the board of directors shall exercise the following functions and powers:
(1)	to preside over shareholders’ general meetings and to convene and preside over meetings of the board of directors;
(2)	to co-ordinate and perform the responsibilities of the board of directors and review on the implementation of resolutions passed by the board of directors at directors’ meetings;
(3)	to sign the certificates of shares, debentures and other valuable securities issued by the Company;
(4)	to sign important documents of the board and other documents which should be signed by the Company’s legal representative;
(5)	to exercise the functions and powers of a legal representative;
(6)

where it is lawful and in the interest of the Company, to exercise the special right to deal with the Company’s affairs during emergency such as the occurrence of natural disasters, and to report to the Company’s board of directors and general meetings thereafter;

(7)	to exercise other powers conferred by the board of directors.

The vice-chairman of the board of directors shall assist the chairman of the board with its work. Whenever the Chairman is unable to or fails to exercise his/her powers, the vice-chairman of the board shall perform the duties (if the Company has two or more vice chairman of the board, the vice-chairman voted by more than one half of the directors shall perform the duties); where the vice-chairman of the board is unable to or fails to fulfill his/'her duty, a director shall be elected by half of the total members of the board of directors to perform the duties.

Article 114

Board meetings shall be convened regularly at least 4 times a year. An EGM shall be called for on occurrence of any of the events set out in the Rules and Procedures for the Board of Directors’ Meetings.

The calling for a board meeting, and the contents and form of a notice of meeting shall comply with the requirements of the Rules and Procedures for the Board of Directors’ Meetings.

Article 115

Meetings of the board of directors shall be held only if more than half of all the directors (including any alternate director appointed) are present. Each director shall have one (1) vote. Where there is an equality of votes cast both for and against a resolution, the Chairman of the board of directors shall have an additional vote.

Article 116

Directors shall attend the meetings of the board of directors in person. Where a director is unable to attend a meeting for any reason, he may by a written power of attorney appoint another director to attend the meeting on his behalf. The power of attorney shall set out the name of the proxy, the subject and scope of authorization and validity of the time limit of the proxy, which shall be signed or officially sealed by the authorizing party.

A director appointed as a representative of another director to attend the meeting shall exercise the rights of a director within the scope of authority conferred by the appointing director. Where a director is unable to attend a meeting of the board of directors and has not appointed a representative to attend the meeting on his behalf, he shall be deemed to have waived his right to vote at the meeting.

All expenses incurred by the directors for attending the board meeting shall be borne by the Company, including the traffic expense from the place where the director is located to the place where the meeting is convened, as well as the board and lodging expenses during the term of meeting. The miscellaneous expenses such as the rental of meeting room and the local traffic expenses etc. shall also be borne by the Company.

Article 117

Apart from meetings on site, interim meetings of the board of directors may take the form of video-teleconference, written communications over the resolutions, or any other methods, provided that directors are ensured to fully express their opinions. In any event, such meetings are in compliance with the Rules and Procedures for the Board of Directors’ Meetings.

Article 118

Matters determined in a board meeting shall be recorded in Chinese in the form of Records of Meeting. The contents and form of Records of Board Meetings shall comply with the Rules and Procedures for the Board of Directors’ Meetings.

Article 119

Directors shall be liable for board resolutions. If a board resolution is against the law, administrative rules or the Articles of Association and its appendices and resolutions of the shareholders' general meetings, thus causes the Company to suffer any loss, the directors who participate in voting shall assume the liability to compensate to the Company); directors who are proved to have cast a dissenting vote against the motion during the voting as recorded in the records of meeting shall be exempted from liability.

CHAPTER 11 SECRETARY OF THE BOARD OF DIRECTORS

Article 120

The Company shall have one (1) secretary of the board of directors, being a senior management personnel, shall be accountable to the Company and the board of directors. The Company shall set forth regulations in relation to the work of the Secretary of the Board to promote the management of the Company and make provisions for disclosure of information and investor relations.

The board of directors may establish its secretarial department when necessary.

Article 121

A director or a member of the senior management personnel of the Company may concurrently act as the secretary of the Company’s board of directors. No accountant of the accounting firm engaged by the Company may concurrently act as the secretary of the Company’s board of directors.

The secretary of the Company’s board of directors shall be a natural person who has the requisite professional knowledge and experience, and shall be nominated by the Chairman of the Board and appointed by the board of directors. In the case of a director acting concurrently as the secretary of the board, if an act has to be performed by a director and the secretary of the board respectively, this director acting concurrently as the secretary of the board may not act in both identities.

Article 122	The main duties and responsibilities of the secretary of the board of directors include:
(1)	to assist directors to deal with the daily matters of the board of directors, continuously provide, remind and ensure directors and the president, etc. to be well informed of the laws, regulations,

policies and requirements of both domestic and overseas regulatory organizations concerning the operation of the Company, and assist directors and the president to practically implement the domestic and foreign laws, regulations, the Articles of Association and its appendices and other regulations when performing their duties and powers

(2)

to be responsible for the organization and preparation of the documents of the board of directors and shareholders’ general meeting, well prepare the meeting record work, ensure the meeting policies in conformity with the legal procedures, and to keep abreast of the execution of the resolutions of the board of directors;

(3)

to be responsible for the organization and coordination of information disclosure, to ensure of a timely, accurate, lawful, true and complete disclosure of information, coordination of the relationship with the investors, and enhancement of the transparency of the Company;

(4)	to participate in and organize the financing in capital market;
(5)	to deal with the relationships with the intermediary organs, regulatory authorities and the Media.
Article 123

The secretary of the board of directors shall discharge his duties diligently according to laws, administrative rules, regulations of the competent authorities and the Articles of Association and its appendices.

The secretary of the board of directors shall assist the Company to comply with the relevant PRC law and regulations of the securities regulatory organ of the place where the Company’s shares are listed.

CHAPTER 12 PRESIDENT

Article 124

The Company shall have a president who is accountable to the board of directors. The president shall be nominated by the Chairman of the board of directors and appointed or removed by the board of directors.

The Company shall have a senior vice president, several vice-presidents, and one Chief Financial Officer who shall assist the president in work. The senior vice president, Chief Financial Officer and the vice-presidents shall be nominated by the president and appointed or removed by the board of directors.

Article 125	The president shall exercise the following duties and powers:
(1)	to be in charge of the Company’s production, operation and management, to co-ordinate the implementation of the resolutions of the board of directors and to report his work to the board of directors;
(2)	to organize the implementation of the Company’s annual business plan and investment proposal;
(3)	to draft plans for the establishment of the Company’s internal management structure;
(4)	to draft plans for the establishment of the branch company of the Company;
(5)	to draft the Company’s basic management system;
(6)	to formulate specific rules and regulations for the Company;
(7)	to propose the appointment or dismissal of the Company’s senior vice president, vice-president(s) and Chief Financial Officer;
(8)	to appoint or dismiss management personnel other than those required to be appointed or dismissed by the board of directors;
(9)	to determine the wages, fringe benefits, rewards and punishments of the Company’s staff, to determine the appointment and dismissal of the Company’s staff;

(10)	to propose the convening of extraordinary meetings of directors;
(11)	other powers conferred by the Articles of Association and its appendices and the board of directors.
Article 126

The president and other senior officers who are not directors, have the right to attend board meetings and to receive notices of meetings and other relevant documents, but do not have any voting rights at board meetings.

Article 127	The president shall set forth “Work Regulations for the President” for implementation upon the approval of the board of directors.
Article 128	The Work Regulations for the President shall include:
(1)	requirements and procedures for the convening of a presidents’ meeting and the officers attending;
(2)	the president, senior vice-presidents, Chief Financial Officer and vice presidents shall divide their duties among themselves and perform their own duties;
(3)

use of the Company’s funds and assets, authority to sign major contracts and the system to report to the board of directors and to the supervisory committee at the request of the supervisory committee;

(4)	other matters as the board of directors may consider necessary.
Article 129

In performing their functions and powers, the president, senior vice-presidents, the Chief Financial Officer and vice presidents shall act honestly and diligently and in accordance with laws, administrative regulations and the Articles of Association and its appendices. They may not alter the resolutions of a shareholders’ general meeting or of a board meeting nor act ultra vires.

CHAPTER 13 SUPERVISORY COMMITTEE

Article 130	The Company shall have a supervisory committee which is accountable to the shareholders’ general meetings.

The Company shall set forth “Rules and Procedures for the Supervisors’ Meetings” for implementation upon being approved by the shareholders in a general meeting. The Rules and Procedures for the Supervisors’ Meetings shall include the followings:

(1)	the formation and business system of the supervisory committee;
(2)	the functions and powers of the supervisory committee;
(3)	the system of discussion of the supervisors’ meetings;
(4)	the procedures of discussion of the supervisory committee;
(5)	the disclosure of information of the supervisors’ meetings;
(6)	implementation and feedback of resolutions of the supervisory committee;
(7)	other matters as the shareholders’ general meetings may consider necessary.

The Rules and Procedures for the Supervisors’ Meetings shall be an integral part of and have the same legal effect as these Articles of Association and its appendices.

Article 131

The supervisory committee shall compose of 7-9 supervisors. Of which, supervisors assumed by representatives of workers and staff of the Company shall not be less than 1/3. The supervisors assumed by non-representatives of the employees shall be elected and dismissed through the employee representatives meetings, employee meetings or through other forms of democratic election.

Each supervisor shall serve for a term of 3 years, which term is renewable upon re-election and reappointment. The supervisor's term shall be calculated from the date of appointment to the expiration of the term of the relevant session of the supervisory committee. Where the supervisor fails to be re-elected upon the expiration of its term, the former supervisor shall, prior to the assumption of the reelected supervisor, perform the duty hereof in accordance with laws, administrative rules, regulations and the provisions in the Articles of Association and its appendices.

Article 132

The supervisory committee shall have one (1) Chairman, and may have a deputy Chairman, both of whom shall be supervisors. The election or removal of the Chairman and deputy Chairman of the supervisory committee shall be determined by two-thirds or more of the members of the supervisory committee.

The Chairman of the supervisory committee shall exercise the duties and powers of the supervisory committee.

The Chairman of the supervisory committee shall convene and preside over the meetings. In the event that the Chairman is unable to or fails to perform such duties, the deputy Chairman of the supervisory committee shall convene and preside over such meetings; if the deputy Chairman is unable to or fails to perform such duties, over half of the supervisors shall jointly recommend a supervisor, who shall convene and preside over the meetings.

Article 133	If necessary, the supervisory committee may establish its offices responsible for daily affairs of the supervisory committee.
Article 134	A director and senior management personnel may not act concurrently as a supervisor.
Article 135

The list of supervisors assumed by the non-representatives of the employees shall be submitted to the shareholders’ general meeting in the form of motion for approval. The board of directors shall announce the resume and basic profile of the candidate supervisors to the shareholders.

The candidates for supervisors who are shareholder representatives shall be nominated by the Company’s board of directors, the supervisory committee or shareholders who individually or jointly hold 3% or more of the Company’s voting shares and be elected by the shareholders in a general meeting.

The candidates for independent supervisors shall be nominated by the Company’s board of directors, the supervisory committee or shareholders who individually or jointly hold 1% or more of the Company’s voting shares and be elected by the shareholders in a general meeting.

Article 136	The supervisors who are shareholders representatives and independent supervisors shall be elected in the following manner:
(1)

the nominator of a candidate for supervisor who is a shareholder representative or an independent supervisor shall seek the consent of the nominee, find out the occupation, academic qualification, rank and detailed working experience including all part-time jobs of the nominee and provide written proofs of the same to the Company before making the nomination. The candidate shall give a written undertaking to the Company agreeing to be nominated, undertaking the truthfulness and completeness of his particulars disclosed and guaranteeing the performance of a director’s duties after being elected.

(2)

If the nomination of a candidate for supervisor who is a shareholder representative or an independent supervisor is made before the Company’s convening of a board meeting, the written proofs of the nominee referred to in sub-paragraphs (1) above shall be disclosed together with the board resolution or the notice of the shareholders' general meeting.

(3)

If the shareholders who have the rights to nominate nominates in a shareholders' meeting of the Company a candidate for a supervisor who is a shareholder representative or a candidate for an independent supervisor, a written notice stating their intention to nominate a candidate for a supervisor and the nominee’s consent to be nominated together with the written proofs and undertaking of the nominee referred to in sub-paragraph (1) above shall be delivered to the Company ten (10) days before the AGM.

Article 137	A supervisor may resign before his term expires, and shall submit a written resignation report to the supervisor committee.

Where the resignation of supervisors within his (her) term has resulted in the number of the total member in supervisory committee is lower than the quorum, the former supervisor shall, prior to the assumption of the reelected supervisor, perform the duty hereof in accordance with laws, administrative rules, regulations and the provisions in the Articles of Association and its appendices . Apart from the aforesaid situation, the resignation of the supervisors shall be effective upon the receipt of the written resignation report by the supervisory committee.

Article 138

Supervisors’ meetings shall be convened regularly at least 4 times a year. An extraordinary supervisors’ meeting shall be convened on occurrence of any of the events specified in the Rules and Procedures for the Supervisors’ Meetings. The meetings shall be called upon by the Chairman of the supervisory committee.

A 10 days’ prior notice shall be given to all supervisors for the convening of a supervisors’ meeting. The convening of a supervisors’ meeting and the contents and form of the notice of meeting shall comply with the Rules and Procedures for the Supervisors’ Meetings.

Article 139	The supervisory committee shall exercise the following functions and powers in accordance with law:
(1)	to review the Company’s financial position; to appoint another accounting firm in the name of the Company to review the Company’s financial condition independently;
(2)

to supervise the directors, senior management personnel to ensure that they do not act in contravention of any law, regulation or the Articles of Association and its appendices , and to advise on dismissal of directors or senior management personnel who are in breach of laws, administrative rules, the Articles of Association and its appendices or resolutions of the shareholders' general meetings;

(3)	to demand the directors or the senior management personnel to rectify their error if they have acted in a harmful manner to the Company’s interest;
(4)

to check and inspect the financial information such as the financial report, business report and plans for distribution of profits to be submitted by the board of directors to the shareholders’ general meetings and to authorize, in the Company’s name, publicly certified and practicing accountants to assist in the review on such information should any doubt arise in respect thereof, examine and opine in writing on the periodical reports of the Company prepared by the board of directors;

(5)	to make recommendations of accounting firms for engagement by the Company;
(6)	to make motions in a shareholders' general meeting;
(7)

to propose to convene an EGM, where the board of directors fails to perform the duties in relation to convene or preside a shareholders' general meeting as required by the Company Laws, to convene and preside the shareholders' general meeting;

(8)	to propose to convene an extraordinary board meeting;
(9)	to represent the Company in negotiations with or in bringing actions against a director or a senior management personnel;

(10)to investigate into any abnormalities in operation of the Company; if necessary, to engage accounting firms, law firms and other professional institutions to assist its work, and the expenses shall be borne by the Company;

(11)	other duties and powers as may be specified by the Articles of Association and its appendices .

Supervisors shall attend meetings of the board of directors, and may enquire or advise on matters in the resolutions of the board of directors.

Article 140

The supervisory committee may require the directors, senior management personnel, internal and external auditors to attend supervisors’ meetings and answer any question that the supervisory committee may have regarding matter it cares about.

Article 141	Resolutions of the supervisory committee shall be passed by the affirmative vote of more than two-thirds of all of its members.
Article 142

Records shall be made for all supervisors’ meetings and be signed by all attending supervisors and the recording person. Supervisors shall have the right to ask for the making of a descriptive record of what he speaks in the meeting. Records of supervisors’ meetings shall be treated as the Company’s files and kept in the business system of the supervisory committee for at least 10 years.

Article 143

All reasonable fees incurred in respect of the employment of professionals (such as, lawyers, certified public accountants or practicing auditors) which are required by the supervisory committee in the exercise of its functions and powers shall be borne by the Company.

Article 144	A supervisor shall carry out his duties faithfully and bona fide in accordance with laws, administrative regulations and the Articles of Association and its appendices.

CHAPTER 14 QUALIFICATIONS AND OBLIGATIONS OF THE DIRECTORS, SUPERVISORS, SENIOR MANAGEMENT PERSONNEL OF THE COMPANY

Article 145	A person may not serve as a director and a senior management personnel of the Company if any of the following circumstances apply:
(1)	a person who does not have or who has limited capacity for civil conduct;
(2)

a person who has been found guilty of for corruption, bribery, infringement of property or misappropriation of property or other crimes which destroy the social economic order, and the sentence is enforced for less than five (5) years or a person who has been deprived of his political rights and not more than five (5) years have lapsed since the sentence was served;

(3)

a person who is a former director, factory manager or president of a company or enterprise which has been dissolved or put into liquidation as a result of mismanagement and who was personally liable for the winding up of such company or enterprise, where less than three (3) years have elapsed since the date of completion of the insolvent liquidation of the company or enterprise;

(4)

a person who is a former legal representative of a company or enterprise the business licence of which was revoked due to violation of law and who are personally liable therefor, where less than three (3) years have elapsed since the date of the cancellation of the business licence;

(5)	a person who has a relatively large amount of debts which have become due and outstanding;
(6)	a person who is currently under investigation by the judicial authorities for violation of criminal law;
(7)	a person who, according to laws and administrative regulations, or regulations of the competent authorities cannot act as a leader of an enterprise;
(8)	a person other than a natural person;

(9)

a person who has been adjudged by the competent authority for violation of relevant securities regulations and such conviction involves a finding that such person has acted fraudulently or dishonestly, where not more than five (5) years have lapsed from the date of such conviction;

(10)	a person who has been prohibited by the securities regulatory authority of the State Council to participate in market activities and the prohibition has still not been uplifted.
(11)	other circumstances which are applicable according to laws and administrative regulations, or regulations of the competent authorities.

The election of directors, supervisors or the engagement of senior management personnel in contravention to the provisions under this Article shall be null and void. Upon any contravention of (1) of this Article above by the directors, supervisors or senior management personnel during their term of office, the Company shall remove them from their position.

Article 146	The chairman, vice-chairman and directors of the Company’s controlling shareholder acting concurrently as the chairman, vice-chairman or director of the Company may not exceed 2 in number.

Personnel as acting on positions other than directors in the Company’s controlling shareholders or actual controllers shall not act as senior management personnel of the Company.

Article 147	The following people may not act as an independent director of the Company:
(1)

persons employed by the Company or its subsidiaries and their immediate family members and major social connections (immediate family members shall mean spouse, parents and issues, etc. and major social connections shall mean siblings, parents-in-law, sons/daughters-in-law, spouse of siblings, siblings of spouse, etc.);

(2)	natural person shareholders who directly or indirectly hold 1% or more of the Company’s issued shares or who are top 10 shareholders and their immediate family members;
(3)

persons employed by the shareholder company which directly or indirectly holds 5% or more of the Company’s issued shares or by the top five shareholder companies of the Company and their immediate family members;

(4)	persons who once belonged to categories (1) to (3) above in the past 3 years;
(5)	persons who provide financial or legal advice to the Company or its subsidiaries;
(6)	any independent director who is already the director of five listed companies;
(7)	other persons determined by the securities regulatory authority of the State Counsel.
Article 148

The validity of an act carried out by a director, a supervisor, a senior management personnel of the Company on its behalf shall, as against a bona fide third party, not be affected by any irregularity in his office, election or any defect in his qualification.

Article 149

Without the lawful authorization of the Articles of Association and its appendices or the board of directors, a director of the Company may not act personally on behalf of the Company or the board of directors. If he acts personally, he shall declare his own position and identity in advance where the acting would cause a third party to believe reasonably that he is acting on behalf of the Company or the board of directors.

Article 150

In addition to the obligations imposed by laws, administrative regulations or the listing rules of the stock exchange on which shares of the Company are listed, each of the Company’s directors, supervisors, president, and senior management personnel owes a duty to each shareholder, in the exercise of the duties and powers of the Company entrusted to him:

(1)	not to procure the Company to do anything ultra vires to the scope of business as stipulated in its business licence;
(2)	to act honestly and in the best interests of the Company;
(3)	not to expropriate the Company’s property in any way, including (without limitation to) usurpation of opportunities which may benefit the Company;
(4)

not to deprive of the individual interest of shareholders, including (without limitation to) rights to distribution and voting rights, save and except pursuant to a restructuring of the Company which has been submitted to the shareholders in general meeting for approval in accordance with the Articles of Association and its appendices .

Article 151

Each of the Company’s directors, supervisors, and senior management personnel owes a duty, in the exercise of his powers and in the discharge of his duties, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Article 152	The directors shall abide by laws, administrative rules and the Articles of Association and its appendices , bearing the following obligations to the Company:
(1)

in line with the national laws, administrative rules as well as the various requirements of the national economic policies, exercise meticulously, gravely and assiduously the rights authorized by the Company so as to ensure the Company's business act within the scope prescribed in the business licence;

(2)	give fair treatment to all the shareholders;
(3)	investigate the performance of the Company;
(4)	report regularly to the Company and signing confirmation opinion in writing to ensure the sincerity, preciseness and integrity of the information revealed by the Company;
(5)	provide genuinely the relevant information and material to the supervisory committee, and not impede the supervisory committee to exercise its functional and powers;
(6)	other obligations prescribed in relevant laws, administrative rules, regulations and Articles of Association and its appendices.

The obligations as stated in aforesaid (4) to (6) shall also be applicable to senior management personnel.

Article 153

Each of the Company’s directors, supervisors, and senior management personnel shall exercise his powers or perform his duties in accordance with the fiduciary principle, and shall not put himself in a position where his duty and his interest may conflict. This principle includes (without limitation to) discharging of the following obligations:

(1)	to act bona fide in the best interests of the Company;
(2)	to act within the scope of his powers and not to exceed such powers;
(3)

to exercise the discretion vested in him personally and not to allow himself to act under the control of another and, unless and to the extent permitted by laws, administrative regulations or with the informed consent of shareholders given in a general meeting, not to transfer the exercise of his discretion;

(4)	to treat shareholders of the same class equally and to treat shareholders of different classes fairly;
(5)	unless otherwise provided for in the Articles of Association and its appendices or except with the informed consent of the shareholders given in a general meeting, not to enter into any contract,

transaction or arrangement with the Company;

(6)	not to use the Company’s property for his own benefit, without the informed consent of the shareholders given in a general meeting;
(7)	not to abuse his position to accept bribes or other illegal income or expropriate the Company’s property in any way, including (without limitation to) opportunities which benefit the Company;
(8)	not to accept commissions in connection with the Company’s transactions, without the informed consent of the shareholders given in a general meeting;
(9)

to comply with the Articles of Association and its appendices, to perform his official duties faithfully, to protect the Company’s interests and not to exploit his position and power in the Company to advance his own interests;

(10)	not to compete with the Company in any way, save with the informed consent of the shareholders given in a general meeting;
(11)

not to misappropriate the Company’s funds or to lend such funds to any other person, not to use the Company’s assets to set up deposit accounts in his own name or in the any other name or to use such assets to guarantee the debts of a shareholder of the Company or any other personal liabilities;

(12)

not to divulge any confidential information which he has obtained during his term of office, without the informed consent of the shareholders in a general meeting; nor shall he use such information otherwise than for the Company’s benefit, unless disclosure of such information to the court or other governmental authorities is made in the following circumstances:

1.disclosure is required by law;

2.public interests so warrants;

3.the interests of the relevant director, supervisor, or senior management personnel so requires.

Article 154

Each director, supervisor, senior management personnel of the Company shall not direct the following persons or institutions (“associates”) to act in a manner which a director, supervisor or senior management personnel is prohibited from so acting:

(1)	the spouse or minor children of the director, supervisor, or senior management personnel of the Company;
(2)	the trustee of the director, supervisor, senior management personnel or of any trustee described in subparagraph (1) above;
(3)	partners of directors, supervisors, senior management personnel or any person referred to in subparagraphs (1) and (2) of this Article;
(4)

a company in which a director, supervisor, senior management personnel, whether alone or jointly with one (1) or more of the persons referred to in sub-paragraphs (l), (2) and (3) of this Article and other directors, supervisors, senior management personnel, has de facto controlling interest;

(5)

the directors, supervisors and senior management of a company which is being controlled in the manner set out in sub-paragraph (4) above, including but without limitation to directors, supervisors and president.

Article 155

The directors, supervisors and senior management personnel of the Company, during their tenure, shall periodically report to the Company of the status on their holding of the Company's shares and any changes thereof; during their tenure the total number of shares transferred on an annual basis shall not exceed 25% of the total number of the shares of the Company held by them; the above personnel shall not transfer their shares of the Company they hold within one year from the listing of the relevant Company’s shares. The aforesaid personnel shall not transfer the Company's shares held by them within six months after they leave their positions in the Company. The aforesaid shall not apply to the change in shareholding due to judicial enforcement, heritage, gift and distribution of estate by operation of laws.

The directors, supervisors and senior management personnel, who hold less than 1,000 shares of the Company, may transfer their shares once in all, but not subject to the aforesaid percentage restrictions.

Article 156

The duty of a director, supervisor, and the senior management personnel to act in good faith does not necessarily terminate on the expiration of their term of office. His duty of confidentiality in respect of trade secrets of the Company survives the termination of his tenure until the same has become open information. Other duties may continue for such period as the principle of fairness may require depending on the length of time which has lapsed between the termination and the act concerned and on the circumstances and the terms under which the relationship between the relevant director, supervisor, manager and the senior officer on one hand and the Company on the other hand was terminated.

Article 157

A director, supervisor, and a senior management personnel of the Company may be relieved of liability for specific breaches of his duty with the informed consent of the shareholders given at a general meeting, save under the circumstances of Article 53 hereof.

Article 158

Where a director, supervisor, senior management personnel of the Company is in any way, directly or indirectly, materially interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company, (other than his contract of service with the Company), he shall declare the nature and extent of his interests to the board of directors at the earliest opportunity, whether or not the contract, transaction or arrangement or proposal therefor is otherwise subject to the approval of the board of directors.

If a director or his associate (as defined in the Rules Governing the Listing of Securities of the Hong Kong Stock Exchange Limited) have a material interest in any contract, transaction, arrangement or other matters that requires the approval of the board of directors, the relevant director shall not vote for the relevant matter at the meeting of the board of directors, and shall not be listed in the quorum of the meeting.

Unless the interested director, supervisor, senior management personnel discloses his interests in accordance with the preceding sub-paragraph of this Article and the contract, transaction or arrangement is approved by the board of directors at a meeting in which the director, supervisor, or senior management personnel is not counted as part of the quorum and refrains from voting, or from entering into a contract, transaction or arrangement in which that senior officer is materially interested is voidable at the instance of the Company except as against a bona fide party thereto who does not have notice of the breach of duty by the interested senior officer.

For the purposes of this Article, a director, supervisor, or senior management personnel of the Company is deemed to be interested in a contract, transaction or arrangement in which his associate is interested.

Article 159

Where a director, supervisor, senior management personnel of the Company gives to the board of directors a notice in writing stating that, by reason of the facts specified in the notice, he is interested in contracts, transactions or arrangements which may subsequently be made by the Company, that notice shall be deemed for the purposes of the preceding Article to be a sufficient disclosure of his interests, so far as the content stated in such notice is concerned, provided that such notice shall have been given before the date on which the question of entering into the relevant contract, transaction or arrangement is first taken into consideration by the Company.

Article 160	The Company shall not pay taxes for or on behalf of a director, supervisor, senior management personnel in any manner.
Article 161

The Company shall not directly or indirectly make a loan to or provide any guarantee in connection with the making of a loan to a director, supervisor, senior management personnel of the Company or its holding company or any of their respective associates.

The foregoing prohibition shall not apply to the following circumstances:

(1)	provision of a loan or guarantee for a loan by the Company to its subsidiary;
(2)

the provision by the Company of a loan or a guarantee in connection with the making of a loan or any other funds available to its directors, supervisors, senior management personnel to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties properly, in accordance with the terms of a service contract approved by the shareholders in a general meeting;

(3)

if the ordinary course of business of the Company includes the lending of money or the giving of guarantees, the Company may make a loan to or provide a guarantee in connection with the making of a loan to a director, supervisor, senior management personnel or his associates in the ordinary course of its business on normal commercial terms.

Article 162	Any person who receives funds from a loan which has been made by the Company acting in breach of the preceding Article shall, irrespective of the terms of the loan, forthwith repay such funds.
Article 163

A guarantee for the repayment of a loan which has been provided by the Company acting in breach of Article 159(1) shall not be enforceable against the Company, save in respect of the following circumstances:

(1)

the guarantee was provided in connection with a loan which was made to an associate of a director, supervisor, and senior management personnel of the Company or the Company’s holding company and the lender of such funds did not know of the relevant circumstances at the time of the making of the loan; or

(2)	the collateral which has been provided by the Company has already been lawfully disposed of by the lender to a bona fide purchaser.
Article 164	For the purposes of the foregoing provisions of this Chapter, a “guarantee” includes an undertaking or property provided to secure the obligor’s performance of his obligations.
Article 165

In addition to any rights and remedies provided by the laws and administrative regulations, where a director, supervisor, and senior management personnel of the Company breaches the duties which he owes to the Company, the Company has a right:

(1)	to demand such a director, supervisor, or a senior management personnel to compensate it for losses sustained by the Company as a result of such breach;
(2)

to rescind any contract or transaction which has been entered into between the Company and such a director, supervisor, senior management personnel or between the Company and a third party (where such third party knows or should have known that such a director, supervisor, senior management personnel representing the Company has breached his duties owed to the Company);

(3)	to demand such a director, supervisor, or senior management personnel to surrender the gains made as result of the breach of his obligations;
(4)

to recover any monies which should have been received by the Company and which were received by such a director, supervisor, or a senior management personnel instead, including (without limitation to) commissions; and

(5)	to demand repayment of interest earned or which may have been earned by a director, supervisor, or a senior management personnel on money that should have been paid to the Company.
Article 166

If a director, supervisor, or a senior management personnel has violated the law, administrative rules, regulations of the competent authorities or the Articles of Association and its appendices in discharging his duties thereby causing losses to the Company, he shall be liable for compensation.

Article 167

The Company shall make written contract with a director or supervisor in relation to the rights and duties of the Company and the director/supervisor, emoluments and term of office of the director/supervisor, liability of the director/supervisor for breach of law, regulations and these Articles of Association and its appendices and compensation for early termination of the contract, etc. The emoluments shall be approved in advance by the shareholders in a general meeting. The aforesaid emoluments include:

(1)	emoluments in respect of his service as director, supervisor, or senior management personnel of the Company;
(2)	emoluments in respect of his acting as a director, supervisor or a senior management personnel of any subsidiary of the Company;
(3)	emoluments in respect of the provision of other services in connection with the management of the affairs of the Company and any of its subsidiaries;
(4)	payment by way of compensation for loss of office, or as consideration for or in connection with his retirement from office.

No proceedings may be brought by a director or supervisor against the Company for anything due to him in respect of the matters mentioned in this Article except pursuant to the preceding contract.

Article 168

The contract concerning the emoluments between the Company and its directors or supervisors should provide that in the event that the Company is acquired, the Company’s directors and supervisors shall, subject to the prior approval of shareholders in a general meeting, have the right to receive compensation or other payment in respect of his loss of office or retirement. For the purposes of this paragraph, the acquisition of the Company includes any of the following:

(1)	an offer made by any person to the general body of shareholders;
(2)	an offer made by any person with a view to the offeror becoming a “controlling shareholder” within the meaning of Article 54 hereof.

If the relevant director or supervisor does not comply with this Article, any sum so received by him shall belong to those persons who have sold their shares as a result of such offer. The expenses incurred in distributing such sum on a pro rata basis amongst such persons shall be borne by the relevant director or supervisor and shall not be paid out of such sum.

CHAPTER 15 FINANCIAL AND ACCOUNTING SYSTEMS, PROFIT DISTRIBUTION AND AUDITING

Article 169

The Company shall establish its financial and accounting systems in accordance with laws, administrative regulations and PRC enterprise accounting standards formulated by the finance regulatory department of the State Council.

Article 170	The accounting year of the Company shall adopt the calendar year, i.e. starting from the 1 January of every calendar year and to 31 December of every calendar year.

The Company shall adopt Renminbi as its denominated currency for booking and accounting purposes , the account books shall be recorded in Chinese.

At the end of each fiscal year, the Company shall prepare a financial report which shall be examined and verified in a manner prescribed by law.

Article 171

The board of directors of the Company shall place before the shareholders at every annual general meeting such financial reports which the relevant laws, administrative regulations and directives promulgated by competent regional and central governmental authorities require the Company to prepare. These reports shall be verified.

Article 172	The Company’s financial reports shall be made available for shareholders’ inspection at the Company twenty (20) days before the date of every shareholders’ annual general meeting. Each shareholder shall be entitled to have a copy of the financial reports referred to in this Chapter.

The Company shall deliver or send to each shareholder of Overseas-Listed Foreign-Invested Shares by prepaid mail at the address registered in the register of shareholders the said reports not later than twenty-one (21) days prior to the date of every annual general meeting of the shareholders.

Subject to the laws, regulations and listing rules of the listing place, the aforesaid reports may be issued or provided by way of the methods provided in Article 219 of the Articles of Association and its appendices, but need not be issued or provided by the abovementioned ways.

Article 173

The financial statements of the Company shall, in addition to being prepared in accordance with PRC enterprise accounting standards and regulations, be prepared in accordance with either international accounting standards, or that of the place outside the PRC where the Company’s shares are listed. If there is any material difference between the financial statements prepared respectively in accordance with the two accounting standards, such difference shall be stated in the financial statements. In distributing its profits after tax, the lower of the two amounts shown in the financial statements shall be adopted.

Article 174

Any interim results or financial information published or disclosed by the Company must also be prepared and presented in accordance with PRC enterprise accounting standards and regulations, and also in accordance with either international accounting standards or that of the place overseas where the Company’s shares are listed.

Article 175

The Company shall publish its financial reports 4 times in each fiscal year, that is, the quarterly report shall be submitted to branch of China Securities Supervisory Committee and stock exchanges and published within one month after the expiration of the first 3 months and first 9 months of each fiscal year; the biannual financial report shall be submitted to branch of China Securities Supervisory Committee and stock exchanges and published within 60 days after the expiration of the first 6 months of each fiscal year; and the annual financial report shall be published within one 120 days after the expiration of each fiscal year.

Article 176	The Company shall not keep accounts other than those required by law. Assets of the Company will not be deposited into any account opened in the name of an individual.
Article 177

When allocating the after-tax profits of the current year, the Company shall allocate (10) ten percent of its profit to the statutory common reserve fund. In the event that the accumulated statutory common reserve fund of the Company has reached more than (50) fifty percent of the registered capital of the Company, no allocation is needed.

In the event that the statutory common reserve fund of the Company is insufficient to make up the losses of the Company on the previous year, before allocating the statutory common reserve fund in accordance with the stipulations of the previous paragraph, the Company shall first make up the losses by using the profits of the current year.

After allocating the statutory common reserve fund from the after-tax profits of the Company, the Company can allocate the arbitrary common reserve fund according to the resolution of shareholders’ general meeting.

The profits distributable to the shareholders, upon the approval in the shareholders' general meeting,, shall be distributed in accordance with the proportion of shares held by the shareholders.

Article 178

Before making-up the losses, allocating the common reserve funds, the Company shall not allocate the dividends or carry out other allocations by way of bonus, where distribution had been completed, the shareholders shall return the profits distributed in breach of the regulations to the Company.

The Company holding its own shares shall not participate in the profit allocation. Article 179 Capital common reserve fund includes the following items:

(1)premium on shares issued at a premium price;

(2)	any other income designated for the capital common reserve fund by the regulations of the finance regulatory department of the State Council.
Article 180

The common reserve fund of the Company shall be applied for compensating the losses, expansion of production and operation, or converting the common reserve fund into the capital of the Company. However, the common reserve fund of the Company shall not be used to offset loss of the Company.

When the statutory common reserve fund is converted to capital nature, the balance of the statutory common reserve fund may not fall below 25% of the Company's registered capital prior to such conversions.

Article 181 (1)

The Company should place emphasis on delivering reasonable return on investments to the investors. The Company shall pay due attention to the opinions of minority shareholders through various channels when allocating its profits. The profits distribution policy of the Company shall be durative and stable, taking into account of the long-term interests of the Company, the overall interests of all shareholders and the Company´s sustainable development.

(2)

The Company may distribute dividends in the following forms: cash, shares or other forms provided by laws, administrative rules, regulations of competent authorities and regulatory provisions in the place where the Company´s shares are listed. The Company shall give priority to the distribution of dividends in cash. The Company may make interim dividends distribution.

(3)

The Company shall distribute cash dividends when the Company’s net profit and retained earnings, in separate financial statement, are positive and the Company has adequate cash inflows over the requirements of cash outflows of operation and sustainable development. The cash dividends per annum should not be less than thirty (30) percent of the net profit of the Company in the current year.

(4)

The Company may adjust its profits distribution policy referred to in sub-paragraphs (2) and (3) of this Article in case of war, natural disasters and other force majeure, or where changes to the external environment of the Company result in material impact on the production and operation of the Company, or where there are significant changes in the Company´s own operations or financial conditions, or where the Company’s board of directors considers it necessary. Independent directors shall issue independent opinions on the adjustment of profits distribution policy whilst the board of directors shall discuss the rationality of such adjustment in detail and form a resolution which shall be submitted to shareholders’ meeting for approval by special resolution. The convening of shareholders’ meeting shall comply with regulatory provisions in the place where the Company´s shares are listed.

(5)

The management of the Company shall formulate the annual profits distribution plan and submit such plan to the board of directors for consideration. Independent directors shall issue independent opinions on such plan and the board of directors shall form a resolution which shall be submitted for approval by shareholders’ meeting. If the conditions for the distribution of cash dividends have been satisfied and the Company does not propose a cash dividends distribution plan or does not propose such plan in compliance with the sub-paragraph (3) of this Article, independent directors shall issue independent opinions whilst the board of directors shall give specific explanation regarding such arrangement and form a resolution which shall be submitted to shareholders’ meeting for approval and make relevant disclosures. The plan for half-yearly dividends distribution of the Company shall comply with Article 182 of the Articles of Association.

Article 182

The Company shall calculate, declare and pay dividends and other amounts which are payable to holders of A Shares in Renminbi. The Company shall calculate and declare dividends and other payments which are payable to holders of Overseas-Listed Foreign-Invested Shares in Renminbi, and shall pay such amounts in Hong Kong Dollars. As for the foreign currency needed by the Company for payment of cash dividends and other funds which are payable to the holders of the Overseas-Listed Foreign-Invested Shares, it shall be handled in accordance with any related national regulations on foreign exchange control.

Article 183

Unless otherwise provided by the relevant laws and administrative regulations, as regards dividends and other amounts payable in Hong Kong dollars, the applicable exchange rate shall be the average benchmark rate for the relevant foreign currency determined by the Peoples’ Bank of China and announced by the State

Administration of Foreign Exchange during the week prior to the announcement of payment of dividend and other amounts.

Article 184

Unless the shareholders have approved otherwise in a general meeting, the board of directors may determine to make half-yearly dividends distribution. Unless otherwise provided by the relevant laws and administrative regulations, the amount of the half-yearly dividends distribution shall not exceed 50% of net profit for the half year interim period.

Article 185

In the event of allocating the dividends to shareholders of the Company, the payable taxes on the dividend incomes of the shareholders shall be withdrawn in accordance with the requirements of Taxation Law of China and in consideration of the allocated sum.

Article 186

The Company shall appoint receiving agents for holders of the Overseas-Listed Foreign-Invested Shares. Such receiving agents shall receive dividends which have been declared by the Company and all other amounts which the Company should pay to holders of Overseas-Listed Foreign-Invested Shares on such shareholders’ behalf.

The receiving agents appointed by the Company shall meet the relevant requirements of the laws of the place at which the stock exchange on which the Company’s shares are listed or the relevant regulations of such stock exchange.

The receiving agents appointed for holders of Overseas-Listed Foreign-Invested Shares listed in Hong Kong shall each be a company registered as a trust company under the Trustee Ordinance of Hong Kong.

Article 187	The Company adopts the system of internal auditing and hires professional auditors to undertake internal auditing of the Company’s financial income and expenditure and economic activities.
Article 188

The Company’s internal auditing system and duties of the auditors shall be implemented after they have been approved by the board of directors. The person in charge of audit shall be responsible to and report to the board of directors.

CHAPTER 16 APPOINTMENT OF ACCOUNTING FIRMS

Article 189

The Company shall appoint an independent firm of accountants which is qualified under the relevant regulations of the State to audit the Company’s annual financial report and review other financial reports of the Company.

The first accounting firm of the Company may be appointed by the founders' meeting before the first annual shareholders' meeting. The term of appointment of the accounting firm shall terminate at the end of the first shareholders' annual meeting.

If the founders' meeting does not exercise its duties and powers according to the aforementioned provisions, then the board of directors shall exercise its duties and powers.

Article 190

The auditors appointed by the Company shall hold office from the conclusion of the annual general meeting of shareholders at which they were appointed until the conclusion of the next annual general meeting of shareholders.

Article 191	The auditors appointed by the Company shall enjoy the following rights:
(1)	a right to review to the books, records and vouchers of the Company at any time, the right to require the directors, supervisors, and senior management personnel of the Company to supply relevant information and explanations;

(2)	a right to require the Company to take all reasonable steps to obtain from its subsidiaries such information and explanation as are necessary for the discharge of its duties;
(3)

a right to attend shareholders’ general meetings and to receive all notices of, and other communications relating to, any shareholders’ general meeting which any shareholder is entitled to receive, and to speak at any shareholders’ general meeting in relation to matters concerning its role as the Company’s accounting firm.

Article 192

If there is a vacancy in the position of the accounting firm, the board of directors may appoint an accounting firm to fill such vacancy before the convening of the shareholders’ general meeting. Any other accounting firm which has been appointed by the Company may continue to act during the period during which a vacancy arises.

Article 193

The shareholders in a general meeting may by ordinary resolution remove the accounting firm before the expiration of its term of office, irrespective of the provisions in the contract between the Company and the accounting firm. However, the right of the accounting firm in claiming for damages which arise from its removal shall not be affected thereby.

Article 194

The remuneration of an accounting firm or the manner in which such firm is to be remunerated shall be determined by the shareholders in a general meeting. The remuneration of an accounting firm appointed by the board of directors which is to fill the vacancy shall be determined by the board of directors.

Article 195

The Company’s appointment, removal or non-reappointment of an accounting firm shall be resolved by the shareholders in a general meeting. Such resolution shall be filed with the securities authority of the State Council.

Where a resolution at a general meeting of shareholders is passed to appoint an accounting firm other than an incumbent accounting firm, to fill a casual vacancy in the office of the accounting firm, to reappoint an accounting firm who was appointed by the board of directors to fill a casual vacancy or to remove an accounting firm before expiry of its term of office, the following provisions shall apply:

(1)

A copy of the appointment or removal proposal shall be sent (before issue of the notice of meeting) to the firm proposed to be appointed or proposing to leave its post or the firm which has left its post in the relevant fiscal year. Reference as leaving herein includes leaving by removal, resignation and retirement.

(2)

If the accounting firm leaving its post makes representations in writing and requests the Company to give the shareholders notice of such representations, the Company shall (unless the representations have been received too late) take the following measures:

(i)	in any notice of the resolution given to shareholders, state the fact of the representations having been made by the accounting firm leaving its post; and
(ii)	attach a copy of the representations to the notice and deliver it to the shareholders in the manner stipulated in the Company’s Articles of Association and its appendices.
(3)

If the Company fails to circulate the accounting firm’s representations in the manner set out in subparagraph (2) above, such accounting firm may (in addition to its right to be heard) require that the representations be read out at the meeting.

(4)	An auditor which is retired from its office shall be entitled to attend the following shareholders’ general meetings:
(i)	the general meeting at which its term of office would otherwise have expired;
(ii)	the general meeting at which it is proposed to fill the vacancy caused by its removal; and

(iii)the general meeting which convened as a result of its voluntary resignation:

The leaving accounting firm has the right to receive all notices of, and other communications relating to, any such meeting, and to speak at any such meeting which it attends on any part of the business of the meeting which concerns it as the former accounting firm of the Company.

Article 196

Prior notice should be given to the accounting firm 30 days in advance if the Company decides to remove such accounting firm or not to renew the appointment thereof. Such accounting firm shall be entitled to make representations at the shareholders’ general meeting. Where the accounting firm resigns from its position as the Company’s auditors, it shall make clear to the shareholders in a general meeting whether there has been any impropriety on the part of the Company.

An accounting firm may resign its office by depositing at the Company’s domicile a resignation notice which shall become effective on the date of such deposit or on such later date as may be stipulated in such notice. Such notice shall contain the following statements:

(1)a statement to the effect that there are no circumstances connected with its resignation which it considers should be brought to the notice of the shareholders or creditors of the Company; or

(2)a statement of any such circumstances.

Where a notice is deposited under the preceding sub-paragraph, the Company shall within fourteen (14) days send a copy of the notice to the relevant governing authority. If the notice contains a statement under the preceding sub-paragraph (2), a copy of such statement shall be placed at the Company for shareholders’ inspection. The Company should also send a copy of such statement by prepaid mail to every shareholder of Overseas-Listed Foreign Shares at the address registered in the register of shareholders.

Subject to the laws, regulations and listing rules of the listing place, the aforesaid copies may be issued or provided by way of the methods provided in Article 219 of the Articles of Association , but need not be issued or provided by the abovementioned ways.

Where the accounting firm’s notice of resignation contains a statement in respect of the above, it may require the board of directors to convene a shareholders’ extraordinary general meeting for the purpose of receiving an explanation of the circumstances connected with its resignation.

CHAPTER 17 EMPLOYEES

Article 197

The Company perseveres in a human-centered principle and integrates the corporate development with a perpetual intention to return to shareholders, contribute to the society, and benefit the employees. In compliance with the State's laws and regulations, the Company shall establish a healthy and complete employee's management system and effectively develop and utilize human resources.

Article 198	Based on its business needs subject to laws, regulations and corporate rules, the Company shall employ, dismiss or terminate employees labor contracts in its discretion.
Article 199

Pursuant to the State's regulations and the Articles of Association and its appendices, the Company shall establish the salary, insurance, benefits systems. In light of the economic and social development and business operations of the Company, the Company shall make endeavors to enhance the overall benefits for its employees, and improve their working conditions.

Article 200

Pursuant to the State's laws and regulations, the Company shall develop an employees training system based on its business development and employees needs, to best pave the path for employees talent and professional development.

CHAPTER 18 THE UNION

Article 201

The employees of the Company shall duly organize the Union, develop its event programs, and hence, protect the employees' legitimate rights. The Company shall provide prerequisites for the Union to carry out its events.

CHAPTER 19 MERGER AND DIVISON

Article 202	The Company may carry out mergers or division in accordance with law.

In the case of merger or division of the Company, the board of directors shall provide the proposal, and, upon approval in accordance with the procedures under the Articles of Association and its appendices, deal with the relevant approval procedures pursuant to laws. The board of directors of the Company shall take necessary measures to protect the legitimate interests of the shareholders who object to the plan of merger or division. A shareholder who objects to the plan of merger or division shall have the right to demand the Company or the shareholders who consent to the plan of merger or division to acquire such dissenting shareholders’ shareholding at a fair price.

The contents of the resolution of merger or division of the Company shall constitute special documents which shall be available for inspection by the shareholders of the Company. Such special documents shall be sent by mail to holders of Overseas-Listed Foreign-Invested Shares.

Subject to the laws, regulations and listing rules of the listing place, the aforesaid documents may be issued or provided by way of the methods provided in Article 219 of the Articles of Association, but need not be issued or provided by the abovementioned ways.

Article 203	The merger of the Company may take the form of either merger by absorption or merger by the establishment of a new company.

The merger means that one company takes over other one and the company being taken over shall be dissolved. The consolidation means that at least two companies are merged into one and the existing companies shall be dissolved after their merger.

In the event of a merger, the merging parties shall execute a merger agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days from the date of the Company’s merger resolution which is passed and shall publish a public notice in a newspaper designed by the regulatory institutions of the place where the Company's shares are listed within thirty (30) days of the date of the Company’s merger resolution. The creditor may, within 30 days as of its acknowledgement or within 45 days as of the date of announcement, ask the Company for settling of its debt or providing relevant guarantee.

Article 204	Where there is a division of the Company, its assets shall be divided up accordingly.

In the event of division of the Company, the parties to such division shall execute a division agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days from the date of the Company’s division resolution which is passed and shall publish a public notice in a newspaper designed by the regulatory institutions of the place where the Company's shares are listed within thirty (30) days of the date of the Company’s division resolution.

Article 205	After the merger, the rights against debtors and the indebtedness of each of the parties to the merger shall be inherited by the company which survives the merger or the newly established company.

Debts of the Company prior to division shall be severally and jointly assumed by the companies which exist after the division, provided that otherwise written agreements has been reached between the Company and the creditor upon the insolvency of debts.

Article 206	The Company shall, in accordance with law, apply for change in its registration with the companies registration authority where a change in any item in its registration arises as a result of any merger or division. Where the Company is dissolved, the Company shall apply for cancellation of its registration in accordance with law. Where a new company is established, the Company shall apply for registration thereof in accordance with law.

CHAPTER 20 DISSOLUTION AND LIQUIDATION

Article 207The Company shall be dissolved and liquidated upon the occurrence of any of the following events:

(1)	a resolution regarding the dissolution is passed by shareholders at a general meeting;
(2)	dissolution is necessary due to a merger or division of the Company;
(3)	the Company is legally declared insolvent due to its failure to repay debts as they become due; and
(4)	business license is revoked lawfully and its operation is ceased or canceled by the relevant authorities;
(5)

The company meets with great difficulties and its continuation may incur great loss to the interest of the shareholders, it cannot be resolved by other means and the shareholders holding more than 10% of the voting share may petition to the people's court for its dissolution.

Article 208

Where the Company is dissolved under sub-paragraph (1), (4) or (5) of the preceding paragraph, a liquidation committee shall be set up within fifteen (15) days thereafter and commence the liquidation proceedings, and the liquidation committee of the Company shall be composed of directors or any other persons determined by the shareholders' general meeting. Where a liquidation committee is not established according to schedule, the creditor may apply to the People’s Court to organize the relevant personnel to establish a liquidation committee to proceed the liquidation.

Where the Company is dissolved under sub-paragraph (3) of the preceding Article, the People’s Court shall in accordance with the provisions of relevant laws organize the shareholders, relevant organizations and relevant professional personnel to establish a liquidation committee to proceed the liquidation.

Article 209

Where the board of directors proposes to liquidate the Company for any reason other than the Company’s declaration of its own insolvency, the board shall include a statement in its notice convening a shareholders’ general meeting to consider the proposal to the effect that, after making full inquiry into the affairs of the Company, the board of directors is of the opinion that the Company will be able to pay its debts in full within twelve (12) months from the commencement of the liquidation.

Upon the passing of the resolution by the shareholders in a general meeting in relation to the liquidation of the Company, all duties and powers of the board of directors shall cease.

The liquidation committee shall act in accordance with the instructions of the shareholders’ general meeting to make a report at least once every year to the shareholders’ general meeting on the committee’s income and expenses, the business of the Company and the progress of the liquidation; and to present a final report to the shareholders’ general meeting on completion of the liquidation.

Article 210

The liquidation committee shall, within ten (10) days of its establishment, send notices to creditors and shall, within sixty (60) days of its establishment, publish a public announcement in a newspaper designed by the regulatory institutions of the place where the Company's shares are listed. The creditors who have received the notice shall, within 30 days as of its acknowledgement of the receipt, and the creditors who fail to receive the notice shall within 45 days as of the date when the announcement was made, declare their creditor's right to the liquidation team.

The creditor who declares the creditor's right shall state the relevant matter in relation to the debt, and provide evidentiary materials. The liquidation committee shall register the creditors’ rights.

During liquidation period, the liquidation committee shall not settle any debt with the creditor.

Article 211During the liquidation period, the liquidation committee shall exercise the following functions and powers:

(1)	to categorise the Company’s assets and prepare a balance sheet and an inventory of assets respectively;
(2)	to notify the creditors or to publish public announcements;
(3)	to dispose of and liquidate any unfinished businesses of the Company;
(4)	to pay all outstanding taxes and taxes incurred during the liquidation proceedings;
(5)	to settle claims and debts;
(6)	to deal with the surplus assets remaining after repayment by the Company of its debts;
(7)	to represent the Company in any civil proceedings.
Article 212

After it has categories the Company’s assets and after it has prepared the balance sheet and an inventory of assets, the liquidation committee shall formulate a liquidation plan and present it to a shareholders’ general meeting or to the people's court for confirmation.

The remaining asset shall, after having paid the liquidation expense, salary of the staff, social insurance expense and the legal premium, the arrears and liquidated the Company's debt, be distributed in accordance with the provisions of the fourth paragraph of this article..

The Company may, during the liquidation period, remain, but shall not carry out activities irrelevant to the liquidation. Where the Company's assets have been cleaned off without abiding by the preceding provisions, it shall be allocated to the shareholders.

Any surplus assets of the Company remaining after its debts have been repaid in accordance with the provisions of the second paragraph of this article shall be distributed to its shareholders according to the class of shares and the proportion of shares held:

(1)

In case of the preferred shares, the allocation shall be first given to the holders of the preferred shares in accordance with the face value of the preferred shares; if it is insufficient to repay the preferred shares, the allocation shall be carried out in accordance with the proportions of the preferred shares held by them respectively;

(2)	The allocation shall be carried out in accordance with proportions of shares held by the holders of ordinary shares.
Article 213

Upon completion of the categorization of the Company’s assets and preparation a balance sheet and an inventory of assets in connection with the liquidation of the Company, the liquidation committee discovers that the Company’s assets are insufficient to repay the Company’s debts in full, the liquidation committee shall immediately apply to the People’s Court in accordance with laws for a declaration of insolvency.

After a Company is declared insolvent by a ruling of the People’s Court, the liquidation committee shall transfer all matters arising from the liquidation to the People’s Court.

Where a company is declared bankrupt according to law, it shall carry out bankruptcy liquidation according to the legal provisions concerning bankruptcy liquidation.

Article 214

Following the completion of the liquidation, the liquidation committee shall prepare a liquidation report, a statement of income and expenses received and made during the liquidation period and a financial report, which shall be verified by a Chinese registered accountant and submitted to the shareholders’ general meeting or the people's court for confirmation.

The liquidation committee shall, within thirty (30) days after the confirmation of the liquidation report by the shareholders' general meeting or the people's court, submit the documents referred to in the preceding paragraph to the companies registration authority and apply for cancellation of registration of the Company, and publish a public announcement relating to the termination of the Company.

Article 215	The member of the liquidation team shall be faithful to their duty and fulfill the liquidation obligation in accordance with the law.

The member of the liquidation team shall not abuse their authority to accept bribery or other illegal income, not infringe the Company's assets.

Where the member of the liquidation team causes loss to the Company intentionally or because of gross negligence, he (she) shall bear the relevant compensation liability.

CHAPTER 21 PROCEDURES FOR AMENDMENT OF THE COMPANY’S ARTICLES OF ASSOCIATION

Article 216	The Company may amend its Articles of Association and its appendices in accordance with the requirements of laws, administrative regulations and the Articles of Association and its appendices.
Article 217	The Company shall amend these Articles of Association and its appendices on the occurrence of any of the following events:
(1)	the Company Law or the relevant laws or administrative regulations are amended and the Articles of Association and its appendices are in conflict with the amended laws or administrative regulations;
(2)	there is change to the Company which makes it not consistent with these Articles of Association and its appendices;
(3)	it has been approved by the shareholders in a general meeting to amend these Articles of Association and its appendices.
Article 218	Any amendment of the Articles of Association and its appendices shall be made in the following manner:
(1)	The Board of Directors draw up a proposal for amendment of the Article of Association in accordance with these Articles of Association and its appendices;
(2)	The foregoing proposal shall be furnished to the shareholders in writing and a shareholders’ meeting shall be convened;
(3)	The amendments shall be approved by a special resolution in a shareholders’ general meeting.

The board of directors shall amend the Articles of Association and its appendices pursuant to the resolution of shareholders in a general meeting for amendment of these Articles of Association and its appendices and the approval opinions of the competent authority.

Amendment of the Articles of Association and its appendices involving the contents of the Mandatory Provisions shall become effective upon receipt of approvals from the companies approving department authorized by the State Council.

Article 219

If there is any change relating to the registered particulars of the Company, application shall be made for change in registration in accordance with law. If the amendment to the Articles of Association and its appendices is a matter which is required by the relevant laws and regulations to be disclosed, an announcement shall be made in accordance with the provisions of those laws and regulations.

CHAPTER 22 NOTICE

Article 220

Unless otherwise provided by the Articles and its appendices, subject to laws, regulations and listing rules of the place where the Company's shares are listed, notices of the Company shall be issued in any of the following manner: (1) by hand; (2) by post; (3) by public announcement; (4) any other manner as recognized by securities regulatory institutions at the place where the Company is listed or as provided in the Articles of Association.

If a notice of the Company is issued by public announcement, it shall be deemed received by the relevant officers once announced.

Unless otherwise provided in the Articles of Association and the appendices , subject to laws, regulations and listing rules of the place where the Company's shares are listed, any requirement under the Articles of Association and its appendices in relation to the delivery, e-mailing, mailing, distribution, announcement or the provision of any corporate communications, may be sent out or provided via the Company's website or through electronic method.

'Corporate Communications' refers to any documents issued or to be issued by the Company for the information or action of holders of any of its securities, including but not limited to:

(1)	the directors' report, its annual accounts together with a copy of the auditors' report and , where applicable, its summary financial report;
(2)	the interim report and, where applicable, its summary interim report;
(3)	the notice of meeting;
(4)	listing documents;
(5)	a circular; and
(6)	a proxy form.
Article 221	If a notice of the Company is issued by hand, the date when the recipient signed or stamped to acknowledge receipt of the same shall be regarded as the date of service of the notice.

If a notice of the Company is issued by public announcement, the date of the first publication of the announcement shall be regarded as the date of service of the announcement. If sent by way of announcement via the corporate website, the sending date is deemed as the delivery date.

If the notice of the Company is sent out in electronic form, the sending date is deemed as the delivery date.

Subject to the laws, regulations and listing rules of the listing places, if a notice of the Company is sent by way of announcement via the website, the delivery date shall be regarded as follows:

(1)	on the date when the notice in accordance with the laws, regulations and listing rules of the listing places is sent to the intended recipient;
(2)	if later, the date on which the corporate communication first appears on the website after that notice is sent.

All notices which are to be sent by mail shall be clearly addressed, postage pre-paid, and shall be put into envelopes before being posted by mail. Such letters of notice shall be deemed to have been received by shareholders on the third working day since it is left with the post office.

Article 222

If a notice of meeting is accidentally omitted to be sent to any person who is entitled to receive the same or that person has not received such a notice of meeting, it will not cause the meeting and any resolution made therein to be void.

CHAPTER 23 RESOLUTION OF DISPUTES

Article 223The Company shall abide by the following principles for dispute resolution:

(1)

Whenever any disputes or claims arise between: holders of the Overseas-Listed Foreign-Invested Shares and the Company; holders of the Overseas-Listed Foreign-Invested Shares and the Company’s, directors, supervisors, senior management personnel; or holders of the Overseas-Listed Foreign-Invested Shares and holders of A Shares, in respect of any disputes or claims in relation to the affairs of the Company arising as a result of any rights or obligations arising from the Articles of Association and its appendices, the Company Law or other relevant laws and administrative regulations, such disputes or claims shall be referred by the relevant parties to arbitration.

Where a dispute or claim of rights referred to in the preceding paragraph is referred to arbitration, the entire claim or dispute must be referred to arbitration, and all persons who have a cause of action based on the same facts giving rise to the dispute or claim or whose participation is necessary for the resolution of such dispute or claim, shall, where such person is the Company or the Company’s shareholders, directors, supervisors, or senior management personnel, comply with the decisions made in the arbitration. Disputes in respect of the definition of shareholders and disputes in relation to the register of shareholders need not be resolved by arbitration.

(2)

A claimant may elect for arbitration to be carried out at either the China International Economic and Trade Arbitration Commission in accordance with its Rules or the Hong Kong International Arbitration Center in accordance with its Securities Arbitration Rules. Once a claimant refers a dispute or claim to arbitration, the other party must submit to the arbitral body elected by the claimant.

If a claimant elects for arbitration to be carried out at Hong Kong International Arbitration Center, any party to the dispute or claim may apply for a hearing to take place in Shenzhen in accordance with the Securities Arbitration Rules of the Hong Kong International Arbitration Center.

(3)

If any disputes or claims of rights are settled by way of arbitration in accordance with sub-paragraph (1) of this Article, the laws of the PRC shall apply, save as otherwise provided in the laws and administrative regulations.

(4)The judgement of an arbitral body shall be final and conclusive and binding on all parties. CHAPTER 24 SUPPLEMENTARY

Article 224

The Articles of Association and its appendices are written in Chinese.. Where versions in other languages or different versions have different interpretations or meanings, the latest verified Chinese version registered in the State Administration for Industry & Commerce shall prevail.

Article 225	The expressions of “above”, “within”, “below” shall include the figures mentioned whilst the expressions of “short of”, "without" and “less than” shall not include the figures mentioned.
Article 226	The right to interpret the Articles of Association vests with the board of directors of the Company, and the right to revise the Articles of Association vests with shareholders’ general meeting.

Article 227If the Articles of Association are in conflict with the laws, administrative regulations or provisions of other regulatory documents or regulatory provisions in the place where the Company's shares is listed promulgated from time to time, the laws, administrative regulations and provisions of other regulatory documents or regulatory provisions in the place where the Company's shares is listed shall prevail.

Article 228	In the Articles of Association and its appendices, references to “accounting firm” shall have the same meaning as “auditors”.

In the Articles of Association and its appendices, references to “president” shall have the same meaning as “manager” in the Company Law.